UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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REED’s, INC.

(Name of Registrant as Specified in its Charter)

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Dear Shareholder,

Thank you for your continued interest in Reed’s, Inc. Late 2016 saw the start of the Company’s transformation into what we believe will lead to a meaningful disruptive force in the beverage industry. Having been in the industry for over 30 years, I was excited when Chris Reed reached out to me and asked me to join the Board of Directors late last year. As many of you know, I co-founded SoBe Beverage in 1995 and helped grow the brand to $275 million in revenue over 5 years before selling the company to Pepsi for $370 million. Similar to SoBe at the time, Reed’s has the potential to be a leader in a highly attractive and growing category supported by favorable consumer trends. The Company was—and remains today—an innovation leader that started nearly 30 years ago when Chris Reed had the novel idea to incorporate the refreshing taste and health benefits of fresh ginger into an all-natural, “better for you” beverage. While we remain America’s best selling ginger beer and the leading all-natural craft soda, the Company has a significant opportunity to improve its current business performance and to re-accelerate growth and expand its leadership positions in two of the fastest growing beverage categories. It is an amazing testament to entrepreneurship that Chris delivered his first homemade ginger brew in the back of his Volkswagen almost 30 years ago. Since those humble beginnings, sales of Reed’s craft beverages have now surpassed 500 million bottles.

But recent years have been operationally challenging, which we are quickly addressing. First, the Company struggled to produce and fulfill our valued customer’s orders, which lead to frequent “stock outs” driving lower volume and profitability. Second, in hindsight the Company expanded too quickly into adjacent categories causing a rapid increase in our product offerings and SKU’s, which diluted management focus and stretched our capabilities. Third, the Company’s intense focus on in-house production has led to high idle plant costs that have been a significant drag on gross margins while diverting significant capital away from sales and marketing programs needed to support the core Reed’s and Virgil’s brands. In addition, the investment in the plant also increased the Company’s debt burden, which has impacted cash flow and deferred needed re-investment in the core brands.

We have now started a new chapter at Reed’s. With new leadership in place at the Board and management level, we have a plan and we are determined to turn the Company’s performance around by driving solid improvements across every area of the business. Having witnessed many of these issues over my career, I’m confident our team has actionable solutions to fix our previous mistakes. We are just getting started, but I’m encouraged by the early operational improvements coming to fruition while at the same time reinvigorating growth in both Reed’s and Virgil’s.

The Company is very fortunate to have the tailwind of several consumer mega trends that are driving category growth. These trends include increase demand for: i) “better for you” healthier alternatives; ii) all-natural beverages with lower or no sugar; iii) increasingly stronger, spicier and bolder flavors; iv) ginger which is viewed as a “superfood”; v) craft and premium offerings; and vi) bold flavored cocktails and premium mixers as liquor consumption continues to grow. Based on the latest syndicated sales data, the craft beverage category grew 6% year over year during the last 24 weeks and ginger beers grew 17%. This is clearly favorable, especially in relation to the total carbonated beverage industry that declined 1%. The craft beverage category remains underdeveloped due to a lack of marketing investment and a true category champion. Unlike craft beer—which combined with imports and super premiums accounts for over 30% of total beer sales—craft soda accounts for less than 1% of carbonated beverage sales. Reed’s and Virgil’s have leadership positions in their respective categories with upside potential in terms of pricing and significant growth. Reed’s is the only leading ginger beer that is all natural, uses cane sugar and is made from fresh ginger root to the tune of over one millions pounds per year. The ginger beer category has additionally benefited through its use in two of the fastest growing mixed drinks in the market: the Moscow Mule and the Dark N’ Stormy. Those popular cocktails appeal to both Millennials and Baby Boomers and their growth trajectory is accelerating.

Despite strong category momentum and leading brands, sizeable beverage businesses are not built without dynamic leadership. I pride myself in being able to identify and assemble outstanding teams and I can now say that we have most of the key pieces in place required to drive improved operating performance. I brought Val Stalowir in specifically to lead Reed’s because I knew he had the talent, the necessary experience and the drive to get the job done. Val brings all the technical and leadership skills in marketing and sales from big blue chip companies such as Quaker and Coke and he combines that with a very entrepreneurial approach. He has learned to move quickly and work aggressively having worked with founders with limited resources at emerging brands such as Boylan, Zola Acai, and Detour Bar in order to maximize results. We are also fortunate to retain Chris’ innovative product development talents as he has assumed the role of Chief Innovation Officer. The team also includes other seasoned beverage professionals with decades of success and experience. I have been impressed with the amount of progress they have been able to accomplish in a very short amount of time and I am encouraged to see some of their initiatives starting to have a positive impact on the Company. To complement the management team, we also continue to evolve our Board to help support and direct management in order to maximize shareholder value. I believe the collection of individuals and experiences we have in the Boardroom will continue to provide strong and effective leadership across all of the critical functions.

Under new leadership from the board and the executive management team, we have developed a detailed plan of action to capture the identified performance improvements and drive core brand growth. The team’s first priority is to dramatically simplify the business and focus on our core products. We will be moving towards an “asset light” model that will enable us to maximize investment to grow and build our core brands, reduce operational complexity, and meaningfully improve profitability. Since the start of this year, the Company successfully eliminated more than 70 SKU’s and reduced our focus on the private label business, which had cannibalized production time of our core products, required significant working capital support, and came at the expense of core brand building. In addition, the team led by our new CEO is undergoing a complete operational review—we have already identified significant savings via operational improvements that are candidly commonplace in world-class beverage organizations. Management is actively working with our existing and new strategic partners to improve performance, lower input costs and working capital requirements while helping to support our refreshed growth plans. While there is much to do, I am confident these improvements will be realized over the coming quarters and years. In addition, we are also exploring divesting non-core assets that could support our new strategic direction.

We believe the Company will require additional financing to best position it for success. We are currently in the process of selecting a large and proven food and beverage investment bank to serve as our advisor for the transaction. While we are still working on the specifics, our intention is for the general financing to be minimally disruptive and available to current shareholders. We are asking you to vote today to increase the authorized share count so that we can achieve our capital raise of approximately $10 million which we would anticipate closing by the end of the fourth quarter. We are also in talks with a handful of large investors that have already expressed interest in participating. We are confident this financing will significantly improve profitability and reaccelerate growth.

Proceeds from this offering will be used to strengthen our balance sheet and support the launch of our innovative products in our core Reed’s and Virgil’s brands. As an example, we intend to introduce Virgil’s all-natural No Sugar beverage line in the first quarter of 2018. This exciting new product offering delivers the great taste of a full sugar beverage with only 5 calories per serving. We believe our new Virgil’s No Sugar line will be a disruptive “game changer” in the multi-billion dollar diet soda market. We will also invest the proceeds in sales and marketing programs to drive growth through increased brand velocity and new doors of distribution across all channels including bars and restaurants, club, convenience stores and international markets. There are hundreds of thousands of retail doors yet to be added to the Company’s footprint and penetrating some of these new channels will be aided by the introduction of the convenient and affordable can package. The Company is also in the process of a complete brand re-design for both Reed’s and Virgil’s along with an investment in upgrading the Company’s website, social media platforms and digital presence.

We continue to make progress on our all-natural, lower sugar, craft fountain soda effort with a major fast casual restaurant chain who is dedicated to removing all of the artificial colors, ingredients and preservatives from its beverage offerings. The test results so far are encouraging in terms of sell through. We believe this represents a meaningful growth opportunity for the Company due to our unique ability to offer an all-natural craft fountain soda to restaurants that are eager to provide their customers with a natural beverage alternative that tastes great and has fewer calories. There is a good deal of exciting news we will be bringing to the market on the sales and marketing front this year and next and I am very happy to have Neal Cohane, our Senior Vice President of Sales leading that effort. I have worked with Neal for years and I am confident he and his team will deliver results. Lastly, by strengthening our balance sheet, we will be able to partner better with our distributors, retailers, vendors and co-packers. We have had some of the same partners for many years, we appreciate their continued support and it is time that we begin to meet and exceed their expectations as we start the next chapter in the growth of Reed’s.

In closing, we intend to extend Reed’s leadership as America’s #1 Ginger Beer and Virgil’s leading position in the all-natural craft category. We believe that through our simplified and focused business model we will achieve solid revenue and margin growth. We have the right plans and management team in place. We have uniquely differentiated, “best in class” products in fast growing categories. But we are not stopping there. We will continue to drive innovation in the industry and pioneer new all-natural, no and low Sugar offerings in the “better for you” beverage space. I would like to thank you, our shareholders, for your continued support. I would also like to thank our employees, customers, suppliers, business partners and co-packers for their support and commitment to our growth. There has never been a more exciting time to be a part of Reed’s.

Drink Smart, Drink Natural, Drink Reed’s!

Sincerely,

/s/ John Bello
John Bello
Chairman

FORWARD LOOKING STATEMENTS

This statement contains forward-looking statements. These statements include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by these statements. The forward-looking statements contained herein are based on various factors and were derived using numerous assumptions. In some cases, you can identify these forward-looking statements by the words “anticipate”, “estimate”, “plan”, “project”, “continuing”, “ongoing”, “target”, “aim”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could”, or the negative of those words and other comparable words. You should be aware that those statements reflect only the predictions of Reed’s Inc.’s management. If known or unknown risks or uncertainties should materialize, or if underlying assumptions should prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind not to place undue reliance on these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements contained in this statement are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

13000 South Spring Street, Los Angeles, California 90061

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE
HELD ON September 29, 2017

Dear Stockholder:

Notice is hereby given that the 2017 Annual Meeting of Stockholders of Reed’s, Inc. (“we”, “us”, “Reed’s” or the “company”), will be held at 1:00 p.m. Pacific Daylight Time, on Friday September 29, 2017 at Reed’s principal executive offices located at 13000 South Spring Street, Los Angeles, California 90061 to conduct the following items of business:

1.	To elect John Bello, Valentin Stalowir, Lewis Jaffe, Charles F. Cargile, Christopher J. Reed, Scott R. Grossman and James Bass to serve a one-year term until their respective successors are duly elected and qualified or until their death, resignation, removal or disqualification;
2.	To adopt the Reed’s, Inc. 2017 Incentive Compensation Plan;
3.	To amend Reed’s certificate of incorporation to increase the authorized shares of common stock from 19,500,000 to 40,000,000;
4.	To amend Reed’s certificate of incorporation to increase the authorized shares of blank check preferred stock from 500,000 to 2,500,000;
5.	To approve the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of up to 25% below the market price of our common stock, as required by and in accordance with NYSE American Company Guide Rule 713;
6.	To approve any change of control that could result from the potential issuance of securities in the non-public offerings following approved of Proposal 5, as required by and in accordance with NYSE American Company Guide Rule 713;
7.	To approve an amendment to the Reed’s bylaws to authorize the board of directors to set the maximum size of the board between five (5) and nine (9) seats, from time to time;
8.	To ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and
9.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

All of the above matters are more fully described in the accompanying Proxy Statement.

All holders of record of our common stock as of the close of business on August 18, 2017, the record date, are entitled to notice of and to vote at this meeting and any adjournments or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection during the ten days prior to the Annual Meeting, during ordinary business hours, at Reed’s principal executive office, as well as at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy card.

Whether or not you plan to attend the Annual Meeting, please cast your vote as instructed under “Voting Procedures” in the Proxy Statement as promptly as possible. You may vote over the Internet or by telephone as instructed on the Notice or by mailing in your paper proxy card if you received one. If you did not receive a paper proxy card, you may request a paper proxy card to submit your vote by mail, if you prefer.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Okapi Partners at the address set forth below.

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

(212) 297-0720

Call Toll-Free at: (877) 259-6290

E-mail: info@okapipartners.com

By Order of the Board of Directors,

/s/ John Bello
John Bello
Chairman

Los Angeles, California	September 1, 2017

Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope, or vote by telephone or online following the instructions on the proxy.

Important Notice Regarding the Internet Availability of Proxy Materials for

the Annual Meeting of Stockholders to be held on September 29, 2017

The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2016 are available on the Internet at www.okapivote.com/REEDS

TABLE OF CONTENTS

PROCEDURAL INFORMATION

PROPOSAL 1: JOHN BELLO, VALENTIN STALOWIR, LEWIS JAFFE, CHARLES F. CARGILE, CHRISTOPHER J. REED, SCOTT R. GROSSMAN AND JAMES BASS TO SERVE A ONE-YEAR TERM UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED OR UNTIL THEIR DEATH, RESIGNATION, REMOVAL OR DISQUALIFICATION	9

CORPORATE GOVERNANCE

EXECUTIVE OFFICERS	17

EXECUTIVE COMPENSATION	20

DIRECTOR COMPENSATION	22

EQUITY COMPENSATION PLAN INFORMATION	23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	24

PROPOSAL 2: ADOPTION OF THE REED’S, INC. 2017 INCENTIVE COMPENSATION PLAN	24

ProPOSAL 3: AMENDMENT OF REED’S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 19,500,000 TO 40,000,000	28

PROPOSAL 4: AMENDMENT OF REED’S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF BLANK CHECK PREFERRED STOCK FROM 500,000 TO 2,500,000	30

PROPOSAL 5: approval of THE ISSUANCE OF SECURITIES IN ONE OR MORE NON-PUBLIC OFFERINGS WHERE THE MAXIMUM DISCOUNT AT WHICH SECURITIES WILL BE OFFERED WILL BE EQUIVALENT TO A DISCOUNT OF UP TO 25% BELOW THE MARKET PRICE OF OUR COMMON STOCK, AS REQUIRED BY AND IN ACCORDANCE WITH NYSE AMERICAN COMPANY GUIDE SECTION 713	32

PROPOSAL 6: APPROVAL OF ANY CHANGE OF CONTROL THAT COULD RESULT FROM THE POTENTIAL ISSUANCE OF SECURITIES IN THE NON-PUBLIC OFFERINGS FOLLOWING APPROVED OF PROPOSAL 5, AS REQUIRED BY AND IN ACCORDANCE WITH NYSE AMERICAN COMPANY GUIDE SECTION 713	34

PROPOSAL 7: AMENDMENT TO REED’S BYLAWS TO AUTHORIZE THE BOARD OF DIRECTORS TO SET THE MAXIMUM SIZE OF THE BOARD BETWEEN FIVE (5) AND NINE (9) SEATS, FROM TIME TO TIME	34

PROPOSAL 8: RATIFICATION OF THE APPOINTMENT OF WEINBERG & COMPANY, P.A. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018	35

PROPOSAl 9: Stockholder Proposal Entitled “shareholder Proxy Access”.	37

STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING	41

OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING	42

The enclosed proxy is solicited by the board of directors of Reed’s, Inc., a Delaware corporation, for use at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Reed’s, Inc. and all postponements, continuations or adjournments thereof. These proxy materials and the enclosed Annual Report on Form 10K (“Annual Report”) for fiscal year ended December 31, 2016 (“2016 Fiscal Year”) are being mailed to our stockholders on or about September 1, 2017. In this Proxy Statement, we use the terms the “company,” “Reed’s” “we”, “our”, and “us” to refer to Reed’s, Inc.

Where and when is the Annual Meeting? Our Annual Meeting will be held at 1:00 p.m. Pacific Daylight Time, on Friday September 29, 2017 at Reed’s principal executive offices located at 13000 South Spring Street, Los Angeles, California 90061.

Why did I receive these materials? You received this Proxy Statement because you held shares of our common stock on August 18, 2017, the record date fixed by our board of directors, and you are entitled to vote at the Annual Meeting. This Proxy Statement and a copy of our Annual Report will be mailed on or about September 1, 2017. Although the Proxy Statement and Annual Report are being mailed together, the Annual Report is not incorporated into, and should not be deemed part of, this Proxy Statement.

Who can attend the Annual Meeting? Only stockholders as of the record date, their authorized representatives, and invited guests will be able to attend the Annual Meeting.

Who is entitled to vote? Only holders of record of our common stock at the close of business on August 18, 2017, the record date, are entitled to vote at the Annual Meeting. Each share is entitled to vote on each matter properly brought before the meeting. As of the record date, there were 15,164,311 shares of our common stock outstanding.

Who are the proxies? The board of directors of the company has appointed Valentin Stalowir, our Chief Executive Officer and director, and Daniel V. Miles, our Chief Financial Officer, to serve as proxies at the Annual Meeting. When you fill out your proxy card and return it, or if you vote electronically, you will be giving the proxies your instruction on how to vote your shares at the Annual Meeting.

How do I vote if I am a registered stockholder? You may vote in person, electronically via the Internet, or by proxy. Proxies are solicited to give all stockholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they attend the meeting in person. If you are a registered holder, you can vote your proxy card by mail, electronically via the Internet www.okapivote.com/REED, or in person at the Annual Meeting. If you choose to vote by mail, mark your proxy card enclosed with this Proxy Statement, date and sign it, and mail it in the postage-paid envelope. If you wish to vote in person, you can vote the proxy card in person at the Annual Meeting. Signing and returning a proxy will not prevent you from voting in person at the meeting.

How do I vote electronically? If you are a registered stockholder, you may vote electronically via the Internet at www.okapivote.com/REED. Please review the voting instructions on the proxy card.

How do I specify how I want my shares voted? If you are a registered stockholder, you can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposals and the positions of the board of directors in the Proxy Statement prior to marking your vote. If your proxy card is signed and returned without specifying a vote, it will be voted according to the recommendation of the board of directors on that proposal.

How do I vote if I am a beneficial stockholder? If you are a beneficial stockholder, you have the right to direct your broker or nominee on how to vote your shares. You should complete a voting instruction card which your broker or nominee is obligated to provide to you. If you wish to vote in person at the meeting, you must first obtain from the record holder a proxy card issued in your name.

What items will be voted upon at the Annual Meeting? The following items will be voted upon at the Annual Meeting:

 1. the election of John Bello, Valentin Stalowir, Lewis Jaffe, Charles F. Cargile, Christopher J. Reed, Scott R. Grossman and James Bass to serve a one-year term until their respective successors are duly elected and qualified or until their death, resignation, removal or disqualification;

2. the adoption of the Reed’s, Inc. 2017 Incentive Compensation Plan;

3. the amendment of Reed’s certificate of incorporation to increase the authorized shares of common stock from 19,500,000 to 40,000,000;

4. the amendment of Reed’s certificate of incorporation to increase the authorized shares of blank check preferred stock from 500,000 to 2,500,000;

5. the approval of the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of up to 25% below the market price of our common stock, as required by and in accordance with NYSE American Company Guide Rule 713;

6. the approval of any change of control that could result from the potential issuance of securities in the non-public offerings following approved of Proposal 5, as required by and in accordance with NYSE American Company Guide Rule 713;

7. the approval of an amendment to the Reed’s bylaws to authorize the board of directors to set the maximum size of the board between five (5) and nine (9) seats, from time to time;

8. ratification of the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

9. stockholder proposal entitled “Shareholder Proxy Access”; and

10. such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The board of directors does not currently know of any other matters that may be brought before the meeting for a vote. However, if any other matters are properly presented for action, it is the intention of the persons named on the proxy card to vote on them according to their best judgment.

What is the board of directors’ voting recommendation? For the reasons set forth in more detail later in the Proxy Statement, the board of directors unanimously recommends a vote FOR the election of all nominees for director proposed by our Board (Proposal No. 1). The board of directors has adopted the Reed’s, Inc. 2017 Incentive Compensation Plan and unanimously recommends a vote FOR its adoption (Proposal No. 2). The board of directors unanimously recommends a vote FOR the amendment of Reed’s certificate of incorporation to increase the authorized shares of common stock from 19,500,000 to 40,000,000 (Proposal No. 3), FOR the amendment of Reed’s certificate of incorporation to increase the authorized shares of blank check preferred stock from 500,000 to 2,500,000 (Proposal No. 4), FOR the approval of the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of up to 25% below the market price of our common stock, as required by and in accordance with NYSE American Company Guide Rule 713 (Proposal No. 5), FOR the approval of any change of control that could result from the potential issuance of securities in the non-public offerings following approved of Proposal No. 5, as required by and in accordance with NYSE American Company Guide Rule 713 (Proposal No. 6), and FOR the approval of the amendment to the Reed’s bylaws (Proposal No. 7). The Board unanimously ratified the selection of Weinberg & Company, P.A. as the company’s independent registered public accounting firm (Proposal No. 8) which selection was made by the company’s audit committee. The Board unanimously recommends a vote FOR Proposal No. 8. The Board unanimously recommends a vote AGAINST the stockholder proposal entitled “Shareholder Proxy Access” (Proposal No. 9).

Who will solicit proxies on behalf of the board? The Company has retained Okapi Partners, a proxy solicitation firm, who may solicit proxies on the board’s behalf. The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail, Internet and personal solicitation by our directors, director nominees and certain of our executive officers and other employees (who will receive no additional compensation for such solicitation activities), or by Okapi Partners. You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website or other websites. Unless expressly indicated otherwise, information contained on our corporate website is not part of this Proxy Statement. In addition, none of the information on the other websites listed in this Proxy Statement is part of this Proxy Statement. These website addresses are intended to be inactive textual references only.

Who will pay for the costs involved in the solicitation of proxies? The entire cost of soliciting proxies on behalf of the board, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional soliciting materials furnished to stockholders by, or on behalf of, the Company, will be borne by the Company. Copies of the Company’s solicitation material will be furnished to banks, brokerage houses, dealers, voting trustees, their respective nominees and other agents holding shares in their names, which are beneficially owned by others, so that they may forward such solicitation material, together with our 2016 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, to beneficial owners. In addition, if asked, the Company will reimburse these persons for their reasonable expenses in forwarding these materials to the beneficial owners. We have engaged Okapi Partners to solicit proxies from stockholders in connection with the Annual Meeting. We will pay Okapi Partners a fee of up to $8,500 plus costs and expenses. In addition, we have agreed to indemnify Okapi Partners and certain related persons against certain liabilities arising out of or in connection with their engagement.

Who can answer my questions? Your vote at this year’s Annual Meeting is important, no matter how many or how few shares you own. Please sign and date the enclosed proxy card or voting instruction form and return it in the enclosed postage-paid envelope promptly or vote by Internet or telephone. If you have any questions or require assistance in submitting a proxy for your shares, please call Okapi Partners, the firm assisting us in the solicitation of proxies:

1212 Avenue of the Americas, 24th Floor New York, NY 10036 (212) 297-0720 Call Toll-Free at: (877)259-6290 E-mail: info@okapipartners.com

How can I obtain additional copies of these materials or copies of other documents? Complete copies of this Proxy Statement and 2016 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2016, are also available at: www.okapivote.com/REEDS

You may also contact Okapi Partners for additional copies. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

How can I provide my comments to the company? We urge you to let us know your comments about the company or to bring a particular matter to our attention by writing directly to us at Reed’s, Inc., 13000 South Spring Street, Los Angeles, California 90061, attention: Judy Holloway Reed, Secretary.

How many votes are needed to have the proposals pass? The affirmative vote of the majority of the votes present and entitled to vote at the Annual Meeting is required to elect the directors (Proposal No. 1) and approve Proposal Nos. 2, 5, 6, 7, 8 and 9. The affirmative vote of the majority of votes outstanding and entitled to vote at the Annual Meeting is required to approve Proposal Nos. 3 and 4, effecting amendments to the Company’s Certificate of Incorporation.

How are the votes counted? You will have one vote for each share of our common stock that you owned on the record date. If the proxy card is properly executed and returned prior to the Annual Meeting, the shares of common stock it represents will be voted as you instruct on the proxy card. If a proxy card is unmarked, or if you indicate no vote, the shares of common stock it represents will be voted FOR Proposal No. 1, the election of directors recommended by the board of directors, FOR Proposal No. 2, the adoption of the Reed’s, Inc. 2017 Incentive Compensation Plan, FOR Proposal No. 3 amendment of Reed’s certificate of incorporation to increase the authorized shares of common stock, FOR Proposal No. 4 the amendment of Reed’s certificate of incorporation to increase the authorized shares of blank check preferred stock, FOR Proposal No. 5, the approval of the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of up to 25% below the market price of our common stock, as required by and in accordance with NYSE American Company Guide Rule 713, FOR Proposal No. 6, the approval of any change of control that could result from the potential issuance of securities in the non-public offerings following approved of Proposal 5, as required by and in accordance with NYSE American Company Guide Rule 713, FOR Proposal No. 7, the amendment of our bylaws, FOR Proposal No. 8, ratification of the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm, and AGAINST Proposal No. 9, the stockholder proposal entitled “Shareholder Proxy Access”.

No Cumulative Voting. Holders of common stock shall not be entitled to cumulate their votes for the election of directors or any other matters.

Abstentions. In all matters abstentions have the same effect as votes “AGAINST” the matter. Abstentions will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the annual meeting.

Broker Non-Votes. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, a broker is not entitled to vote shares held for a beneficial owner on non-routine items contained in the remaining proposals. Consequently, if you hold shares in street name and you do not submit any voting instructions to your broker, your broker may exercise its discretion to vote your shares on the proposal to ratify the appointment of Weinberg & Company, P.A. If your shares are voted on this item as directed by your broker, your shares will constitute “broker non-votes” on each of the non-routine items. Broker non-votes will have the same effect as a vote “AGAINST” the proposals to amend the Company’s certificate of incorporation and bylaws but will not be counted in determining the outcome of the vote on each of the other non-routine items, although they will count for purposes of determining whether a quorum is present.

Quorum. A majority of the shares of common stock outstanding on the record date, represented in person or by proxy, will constitute a quorum at the Annual Meeting. As of August 18, 2017 we had 15,164,311 shares of common stock outstanding. The number of shares required to be represented in person or by proxy at the Annual Meeting to constitute a quorum is 7,582,156.

How can I revoke my proxy? You may revoke your proxy at any time before it is voted at the meeting by taking one of the following three actions:

(1)	giving timely written notice of the revocation to our Secretary,

(2)	executing and delivering a proxy card with a later date, or

(3)	voting in person at the meeting.

How would my proxy be voted on other matters? The persons named on the proxy card will have discretionary authority to vote on business other than Proposals 1-7 as may properly come before the Annual Meeting.

Who will pay for the costs involved in the solicitation of proxies? This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Reed’s, Inc. Reed’s will pay all costs of preparing, assembling, printing and distributing the proxy materials. Copies of proxy materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of common stock held in their names. Our employees, officers and directors may, for no additional compensation, solicit proxies on behalf of the board of directors through the mail, in person and by telecommunications. Upon request, we will reimburse brokerage firms and other record holders for their reasonable expenses incurred for forwarding solicitation material to beneficial owners of stock.

Do stockholders have any dissenters’ right with regards to the matters proposed to be acted upon? There are no rights of appraisal or other similar rights of dissenters under the laws of the State of Delaware with respect to any of the matters proposed to be acted upon herein.

Where can I find the voting results of the Annual Meeting? The final voting results will be reported in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission within four business days of the Annual Meeting, and that Form 8-K will be available on our website at http://reedsinc.com/investors/sec-filings/. We also expect to announce preliminary results at the Annual Meeting.

IMPORTANT

Please promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the postage-prepaid return envelope so that your shares can be voted. This will not limit your rights to attend or vote at the 2017 Annual Meeting.

PROPOSAL 1: ELECTION OF JOHN BELLO, VALENTIN STALOWIR, LEWIS JAFFE, CHARLES F. CARGILE, CHRISTOPHER J. REED, SCOTT R. GROSSMAN AND JAMES BASS to serve a one-year term as Directors until their respective successors are duly elected and qualified or until their death, resignation, removal or disqualification

Our Bylaws provide that the number of directors on the Board shall be not less than one or more than seven. The Board is empowered to fix the number of directors from time to time and it is currently set at seven. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Board nominated and approved the nominations of seven persons to serve as directors until the 2017 annual meeting, or until each director’s successor is elected and qualified. Each of the nominees has agreed to continue to serve if elected. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that the proxies will be voted for the election of another nominee to be designated by the Board to fill any vacancy. Additionally, the Board may elect additional members of the Board to fill any additional vacancies.

The nominees are as follows:

Name	Age	Position
Valentin Stalowir	54	Chief Executive Officer, Director
John Bello	71	Chairman
Lewis Jaffe	60	Director
Charles F. Cargile	52	Director
Christopher J. Reed	59	Director, Chief Innovation Officer
Scott R. Grossman	39	Director
James Bass	64	Director

Business Experience of Nominees

Valentin Stalowir was appointed Chief Executive Officer of Reed’s on June 28, 2017. Also on June 28, 2017, the board of directors of Reed’s expanded the board to six seats and appointed Mr. Stalowir to serve as a director, filling the newly created vacancy. Since November 2016, Mr. Stalowir has served as an independent food and beverage investment consultant working with varied consumer focused private equity groups. Prior, from April 2015 to November 2016, Mr. Stalowir served as Chief Executive Officer of privately held International Harvest, Inc., a leading supplier of certified organic, gluten free, non-GMO, vegan and raw superfoods. In 2011, Mr. Stalowir founded Global Restaurant Group, LLC (GRG) in Kyiv, Ukraine, a privately held, international quick serve restaurant operator and platform that is now YUM! Brands’ lead KFC franchisee in Ukraine. Mr. Stalowir served as Chief Executive Officer of GRG until September 2014, when, due to political and economic challenges in Ukraine, much of the investment activity in the country was suspended. GRG continues to operate led by local management and recently announced the opening of an additional restaurant in the capital city of Kyiv. From 2010 to 2012, Mr. Stalowir served as Executive Partner of APTA Capital, LLC, a US private equity firm providing growth equity investments and operational leadership to consumer branded companies. From 2002 to 2010, Mr. Stalowir was Chief Executive Officer of Preferred Brand Holdings, LLC, a private equity fund backed by Emigrant Savings Bank, where he co-founded the consumer practice and led the investment and growth strategies for five portfolio companies in the food and beverage sector. From 1999 to 2001, he served as President, North American division of Tomra Systems, ASA, a publically traded Norwegian company and the global leader for beverage container return and processing systems and reverse vending machines. Prior, Mr. Stalowir served in marketing and general management positions with the Coca-Cola Company and the Quaker Oats Company.

Mr. Stalowir earned his MBA in Marketing and Finance with Distinction from the University of Michigan in 1990 and received dual BA degrees in Economics and Art History from the College of William and Mary in 1985.

John Bello and has served as Reed’s board Chairman since his election on November 29, 2016, and is currently Chairman of the Compensation Committee. Mr. Bello is our sales and marketing expert. Since 2001, Mr. Bello has been the Managing Director of JoNa Ventures, a family venture fund. From 2004 to 2012 Mr. Bello also served as Principal and General Partner at Sherbrooke Capital, a venture capital group dedicated to investing in leading, early stage health and wellness companies. Mr. Bello is the founder and former CEO of South Beach Beverage Company, the maker of nutritionally enhanced teas and juices marketed under the brand name SoBe. The company was sold to PepsiCo in 2001 for $370 million. In the same year Ernst and Young named Mr. Bello National Entrepreneur of the Year in the consumer products category for his work with SoBe. Before founding SoBe, Mr, Bello spent 14 years at National Football League Properties, the marketing arm of the NFL, and served as its President from 1986 to 1993.

Prior to working for the NFL, Mr. Bello served in marketing and strategic planning capacities at the Pepsi Cola Division of Pepsico Inc. and in product management roles for General Foods Corporation in the Sanka and Maxwell House brands. Mr. Bello has also worked with IZZE and Firefighter brands in brand building, marketing and strategic planning capacities.

Mr. Bello earned his BA from Tufts University, cum laude, and received his MBA from the Tuck School of Business at Dartmouth College as an Edward Tuck Scholar. Mr. Bello is extensively involved in non-profit work and currently serves as a Tufts University Trustee and advisory board member (athletics). Additionally, he serves on the boards of: the Gordon Entrepreneurial Center at Tufts, the Tuck Center for Private Equity, the YMCA in Rye, New York and the New York Council Boy Scouts of America. Mr. Bello also serves on the board of Boathouse Sports and is executive director of Luminesce Eye Therapies.

Lewis Jaffe is our Board’s governance expert, has served as a director of Reed’s since his appointment on October 19, 2016, and is Chairman of the Governance Committee. Since August 2014, Mr. Jaffe has been teaching as an Executive-in-Residence and Clinical Faculty at the Fred Kiesner Center for Entrepreneurship, Loyola Marymount University. Since January 2010 Mr. Jaffe has served as Chairman of the Board for FitLife Brands Inc. (FTLF:OTCBB) and serves on its audit, compensation and governance committees. Since 2006 he has served on the Board of Directors of York Telecom, a private equity owned company, and serves on its compensation and governance committees. From 2006 to 2008 Mr. Jaffe was Interim Chief Executive Officer and President of Oxford Media, Inc. Mr. Jaffe has also served in executive management positions with Verso Technologies, Inc., Wireone Technologies, Inc., Picturetel Corporation, and he was also previously a Managing Director of Arthur Andersen. Mr. Jaffe was the co-founder of MovieMe Network. Mr. Jaffe also served on the Board of Directors of Benihana, Inc. as its lead independent director from 2004 to 2012.

Mr. Jaffe is a graduate of the Stanford Business School Executive Program, holds a Bachelor of Science from LaSalle University and holds a Masters Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing program.

Charles F. Cargile is our financial expert and has served as director of Reed’s since his election on November 29, 2016. He is Chairman of the Audit Committee. Mr. Cargile has a distinguished career as an executive and board member in publicly traded companies. Mr. Cargile is currently the Chief Executive officer and member of the board of directors of Sunworks, a leading provider of solar power solutions. Prior to Sunworks, Mr. Cargile was Senior Vice President, Chief Financial Officer and Treasurer of Newport Corporation from 2000 to 2016. Mr. Cargile is also the lead independent director of Netlist and on the board of directors of Photon Control. Sunworks and Netlist are listed on NASDAQ stock exchange and Newport Corporation was also listed on NASDAQ prior to its acquisition by MKS Instruments in February 2016. Photon Control is listed on the TSX Venture Exchange in Canada.

Mr. Cargile holds a Bachelor of Science degree in Accounting from Oklahoma State University and a Master’s degree in Business Administration from the Marshall School of Business at the University of Southern California. Mr. Cargile has his Professional Director Certification from the American College of Corporate Directors.

Christopher J. Reed founded our company in 1987 and has served as our Chairman, President and Chief Executive Officer since our incorporation in 1991 through April 19, 2017. Currently he serves as Chief Innovation Officer and director. Mr. Reed became interested in natural foods, yoga and meditation in 1977. He studied herbal systems of medicine from India and China and became enamored with ginger for its health properties. In 1987, Mr. Reed founded Reed’s Inc. and set out to bring ginger to the world through a natural ginger ale brewed directly from fresh ginger root. From the inception of the company, Mr. Reed has been responsible for developing the original product recipes, proprietary brewing processes, packaging designs and marketing concepts behind our Reed’s product lines. These include Reed’s Ginger Brews, Reed’s Culture Club Kombucha line, Reed’s Natural Energy Elixir and Reed’s Ginger Candies. In 2000 Reed’s acquired Virgil’s Root Beer, which Mr. Reed expanded by adding a Virgil’s Cream Soda line, Real Cola, Dr. Better and a line of Virgil’s stevia sweetened “Zero” beverages.

Prior to starting Reed’s Inc., Mr. Reed was a chemical engineer working in gas purification and liquefaction with a specialty in designing liquefied natural gas (LNG) plants. Mr. Reed received a B.S. in Chemical Engineering in 1980 from Rensselaer Polytechnic Institute in Troy, New York.

Scott R. Grossman is Chief Executive Officer of Vindico Capital, a value-oriented investment firm focused on small-to-medium sized public companies undergoing change which he founded in April 2017. Prior to launching Vindico, Mr. Grossman spent over eleven years at Magnetar Capital, a multi-strategy alternative asset manager with approximately $14BN AUM, where he most recently served as Senior Portfolio Manager within equities from 2014-2017. Prior to this role, Mr. Grossman served as Portfolio Manager within Magnetar's Event Driven business (2009-2013); Portfolio Manager of Special Situations (2007-2009); and he first joined its Fundamental Credit business in 2006. Before Magnetar, Mr. Grossman was an associate at Soros Private Equity Partners, a $3.0 billion private equity business within Soros Fund Management focused on middle-market buyouts and late-stage growth investments across various industries. He started his career at Merrill Lynch in its Financials Sponsors Group within its investment banking division. Mr. Grossman is also a non-operating partner and current Board Member of Zeitguide, a privately-held research advisory business that educates leading executives and their teams on the transformational forces impacting culture and global businesses.

Mr. Grossman received an MBA from the Stanford Graduate School of Business and a BA from Columbia University where he graduated magna cum laude majoring in Economics.

James Bass is a seasoned Senior Level Financial Executive with diversified management experience in the consumer products, high technology and entertainment industries. From 1996 to July, 2017 Mr. Bass served as Senior Vice President and Chief Financial Officer at Sony Interactive Entertainment America, LLC in San Mateo, CA. Over his years at Sony, Mr. Bass became responsible for all financial operations and business performance, including information technology and facility management. Mr. Bass possesses a strong understanding of the retail sales environment and regulatory processes and has focused productively at Sony on inventory control and receivables management. Prior to his current tenure at Sony in San Mateo, Mr. Bass was Vice President of Finance for Sony in New York, New York. There he focused on winding down non-profitable ventures, building in-roads for future growth and identifying “back office” requirements of the worldwide division. Mr. Bass worked as controller for Wang Laboratories from 1991-1993. From 1977-1990, Mr. Bass worked for Bristol-Myers Squibb Company holding positions in finance and management in New York as well as Lisbon, Portugal and Bangkok, Thailand.

Mr. Bass has his BBA in Accounting and Financial Management from Pace University and was awarded his CPA certification in New York in 1977.

Director Independence

The board of directors has determined that five of our nominees, John Bello, Lewis Jaffe, Charles Cargile, Scott R. Grossman and James Bass do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these nominees is an “independent director” as defined under Section 803 of the of the NYSE American Company Guide.

Vote Required

The affirmative vote of the majority of the shares represented at the meeting and entitled to vote is required for the election of directors. Unless a stockholder indicates otherwise, each signed proxy will be voted FOR the election of these nominees.

The board of directors unanimously recommends a vote “FOR” the election of Valentin Stalowir, John Bello, Lewis Jaffe, Charles F. Cargile, Christopher J. Reed, Scott R. Grossman and James Bass as directors.

BOARD AND COMMITTEE MEETINGS

During the 2016 fiscal year, members of the board of directors met 20 times in various meetings. A majority of the directors and a majority of the independent directors attended all meetings. Each member of a committee of our board attended at least 75% of their respective committee meetings during the period of service.

The Company does not have a policy for board meeting or committee meeting attendance because, pursuant to our Bylaws, members constituting a majority of directors constitute a quorum for meetings of the Board and a majority of our directors, including a majority of the independent directors, regularly attend all meetings.

ATTENDANCE OF BOARD MEMBERS AT ANNUAL STOCKHOLDERS’ MEETING

The Company does not have a policy for attendance of board members at annual stockholder’s meetings.

BOARD STRUCTURE AND COMMITTEES

As of the date of this Proxy Statement, our board of directors has six directors and the following four standing committees: Audit Committee, Compensation Committee, Governance Committee and Operations Committee. The Audit Committee, Compensation Committee and Governance Committee were formed in January 2007. The Operations Committee was formed in May 2017. The Board added one seat, increasing the number of directors to seven for the coming year.

Board Determination of Independence

Under applicable NYSE American rules, a director will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board determined that, of our current directors, John Bello, Lewis Jaffe and Charles Cargile do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of the NYSE American and within the meaning of the Sarbanes Oxley Act of 2002, Section 301(3). We intend to maintain at least three independent directors on our Board at all times in the future. We intend to maintain independent directors constituting our Audit Committee, Compensation Committee and Governance Committee as well.

Committees

The Board established Audit, Compensation, Governance and Operations Committees. The Board has adopted a written charter for each of these four committees that address the make-up and functioning of the Board. The Board also adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees. The committee charters and Code of Business Conduct and Ethics are posted on our website at www.reedsinc.com.

Audit Committee. Our Audit Committee oversees our accounting and financial reporting processes, internal systems of accounting and financial controls, relationships with independent auditors and audits of financial statements. Specific responsibilities include the following:

●	selecting, hiring and terminating our independent auditors;

●	evaluating the qualifications, independence and performance of our independent auditors;

●	approving the audit and non-audit services to be performed by our independent auditors;

●	reviewing the design, implementation, adequacy and effectiveness of our internal controls and critical accounting policies;

●	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

●	reviewing, with management and our independent auditors, any earnings announcements and other public announcements regarding our results of operations; and

●	preparing the audit committee report that the “SEC” requires in our annual proxy statement.

Our Audit Committee is comprised of Lewis Jaffe and Charles Cargile. Charles Cargile serves as Chairman of the Audit Committee. We believe Charles Cargile meets SEC requirements of an “audit committee financial expert” within the meaning of the Sarbanes Oxley Act of 2002, Section 407(b).

Compensation Committee. Our Compensation Committee assists our Board in determining and developing plans for the compensation of our officers, directors and employees. Our Compensation Committee is comprised of John Bello, Lewis Jaffe and Charles Cargile. In affirmatively determining the independence of a director who will serve on the compensation committee, the Company’s Board considered all factors specifically relevant to whether the director has a relationship to the Company which is material to the director’s ability to be independent from management in connection with the duties of a committee member, including, without limitation: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by the Company; and (2) whether the director is affiliated with the Company, or an affiliate of the Company.

Specific responsibilities include the following:

●	approving the compensation and benefits of our executive officers;

●	reviewing the performance objectives and actual performance of our officers; and

●	administering our stock option and other equity compensation plans.

Governance Committee. Our Governance Committee assists the Board by identifying and recommending individuals qualified to become members of our Board, reviewing correspondence from our stockholders, and establishing, evaluating and overseeing our corporate governance guidelines. Our Governance Committee is currently comprised of John Bello, Lewis Jaffe and Charles Cargile.

Specific responsibilities include the following:

●	evaluating the composition, size and governance of our board of directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees;

●	establishing a policy for considering stockholder nominees for election to our board of directors; and

●	evaluating and recommending candidates for election to our board of directors.

Operations Committee. Our Operations Committee assists the Board in fulfilling its oversight responsibilities for matters relating to the Company’s operations, particularly those aspects, which are most likely to affect stockholder value. Our Operations Committee is currently comprised of John Bello, Lewis Jaffe and Christopher Reed. In furtherance of this purpose, the Operations Committee has the following general oversight responsibilities:

Specific responsibilities include the following:

●	reviewing and providing strategic advice and counsel to the Company regarding the business operations; and

●	presenting to the Board an independent assessment of the Company’s business operations as it relates to strategic initiatives.

Leadership Structure

The business of our Company is managed under the direction of the board of directors, whose members are elected by the Company’s stockholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director believes to be in the best interests of the Company and its stockholders. Our Chairman and Chief Executive Officer positions are separate. Our Board believes that having separate positions and having an independent director serve as Chairman is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Our board of directors believes that separating Chairman and Chief Executive Officer positions and having an independent director serve as Chairman is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Our Board is led by an independent Chairman, John Bello. Our Chief Executive Officer, Valentin Stalowir, also serves as a member of the Board. We believe that this leadership structure enhances the accountability of the Chief Executive Officer to the Board, strengthens the Board’s independence from management and benefits independent risk oversight of the Company’s day-to-day risk management activities. In addition, separating these roles allows Mr. Stalowir to focus his efforts on running our business and managing the Company in the best interests of our stockholders, while we are able to benefit from Mr. Bello’s prior experience as a chairman of other company boards.

Risk Oversight

The Board is responsible for overseeing management and the business affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board allocated some areas of focus to its committees and has retained areas of focus for itself. Pursuant to its charter, the Audit Committee is responsible for assuring that the Board is provided the information and resources to assess management’s handling of the Company’s approach to risk management. The Audit Committee also has oversight responsibility for the Company’s financial risk (such as accounting, finance, internal control and tax strategy), and the Audit Committee or the full Board receives and reviews, as appropriate, the reports of the Company’s internal auditors regarding the results of their annual Company-wide risk assessment and internal audit plan. Reports of all internal audits are provided to the Audit Committee. The Compensation Committee oversees compliance with the Company’s executive compensation plans and related laws and policies. The Governance Committee oversees compliance with governance-related laws and policies. The Board as a whole has responsibility for overseeing management’s handling of the Company’s strategic and operational risks. Throughout the year, senior management reports to the Board the risks that may be material to the Company, including those disclosed in the Company’s quarterly and annual reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management process and system. While the Board recognizes that the risks which the Company faces are not static, and that it is not possible to mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach to managing its risks provides the Board with the proper foundation and oversight perspective with respect to management of the material risks facing the Company.

Executive Sessions of Non-Management and Independent Directors

During 2017, the Company’s non-management directors, all of whom are considered to be “independent” as defined under the listing standards of the NYSE American and within the meaning of the Sarbanes Oxley Act of 2002, Section 301(3), were provided with the opportunity to meet in executive sessions of the Board in which management directors and other members of management did not participate. At each audit committee meeting, the independent Board members are afforded time to ask questions of the auditors and/or hold private discussions without the Company management present.

Stockholder Communications with Our Board of Directors

Our Board established a process for stockholders to communicate with the board of directors or with individual directors. Stockholders who wish to communicate with our Board or with individual directors should direct written correspondence to our principal executive offices located at 13000 South Spring Street, Los Angeles, California 90061, attention: Judy Holloway Reed, Secretary. Any such communication must contain:

●	a representation that the stockholder is a holder of record of our capital stock;

●	the name and address, as they appear on our books, of the stockholder sending such communication; and

●	the class and number of shares of our capital stock that are beneficially owned by such stockholder.

Our Secretary will forward such communications to our board of directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

Nomination of Directors

Our Governance Committee determines the required selection criteria and qualifications of director nominees based upon our needs at the time nominees are considered. In general, directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. Moreover, our Governance Committee will strive to ensure that at least one director meets the criteria for an “audit committee financial expert” as defined by SEC rules and that at least 50% of the directors comprising the Board meet the definition of “independent director” under NYSE American rules.

In addition to the above considerations, the Governance Committee will consider criteria such as strength of character and leadership skills; general business acumen and experience; broad knowledge of the industry; age; number of other board seats; and willingness to commit the necessary time to ensure an active board whose members work well together and possess the collective knowledge and expertise required by the board of directors. The Governance Committee will consider these same criteria for candidates regardless of whether the candidate was identified by the Governance Committee, by stockholders, or any other source.

The Governance Committee will consider qualified candidates for possible nomination that are submitted by our stockholders. Stockholders wishing to make such a submission may do so by sending the requisite information to the Governance Committee at the address indicated herein under the heading “Stockholder Communications with Our Board of Directors.” Any recommendations submitted to the Chairman should be in writing and should include whatever supporting material the stockholder considers appropriate in support of that recommendation, but must include the information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as a director of Reed’s, if elected.

The Governance Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information provided, an indication of the candidate’s willingness to serve and other background information, business experience, and leadership skills, all to the extent available and deemed relevant by the Governance Committee. This information is evaluated against the criteria set forth above and our specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Governance Committee determines which candidate(s) to recommend to the Board to submit for election at the next stockholder meeting. The Governance Committee uses the same process for evaluating all candidates, regardless of the original source of the nomination.

Our goal is to seek to achieve a balance of knowledge and experience on our Board. To this end, we seek nominees with the highest professional and personal ethics and values, an understanding of our business and industry, diversity of business experience and expertise, a high level of education, broad-based business acumen, and the ability to think strategically. Although we use the criteria listed above as well as other criteria to evaluate potential nominees, we do not have a stated minimum criteria for nominees. The Board does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders. To date, we have not paid any third parties to assist us in finding director nominees.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following audit committee report shall not be deemed to be “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing except to the extent that the company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The primary purpose of the audit committee is to assist the board of directors in fulfilling its oversight responsibilities with respect to matters involving the accounting, financial reporting and internal control functions of the company. The audit committee has sole authority to select the company’s independent registered public accounting firm.

The audit committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm and other financial professional services providers. These services may include audit services, audit-related services, tax services and other services. Pre-approval generally is provided for up to one year and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The company’s independent registered public accounting firm and management report annually to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed.

Management is responsible for preparing the company’s financial statements so that they comply with generally accepted accounting principles and fairly presents the company’s financial condition, results of operations and cash flows; issuing financial reports that comply with the requirements of the SEC; and establishing and maintaining adequate internal control structures and procedures for financial reporting. The audit committee’s responsibility is to monitor and oversee these processes.

In furtherance of its role, the audit committee has an annual agenda, which includes periodic reviews of the company’s internal controls and of areas of potential exposure for the company such as litigation matters. The Committee meets at least quarterly and reviews the company’s interim financial results and earnings releases prior to their publication.

In this context, the audit committee has reviewed and discussed with management (i) the audited financial statements of the company for the fiscal year ended December 31, 2016, (ii) the company’s evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2016 and (iii) the related opinions by the company’s independent registered public accounting firm. The audit committee also has discussed with Weinberg & Company, P.A. the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with audit committees), as currently in effect. The audit committee also has received written disclosures and a letter from Weinberg & Company, P.A. regarding its independence from the company as required by Independence Standards Board Standard No. 1 (Independence Discussions with audit committees) and has discussed with Weinberg & Company, P.A. the independence of that firm. Based upon these materials and discussions, the audit committee has recommended to the board of directors that the company’s audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The Audit Committee of the Board of Directors

Charles F. Cargile, Chairman

Lewis Jaffe

Certain Relationships and Related Transactions

There are no transactions, since the beginning of fiscal 2016, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to or better than terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship between Reed’s and one of our executive officers, directors, director nominees or 5% or greater stockholders (or their immediate family members), each of whom we refer to as a “related person,” in which such related person has a direct or indirect material interest. If a related person proposes to enter into such a transaction, arrangement or relationship, defined as a “related party transaction,” the related party must report the proposed related party transaction to our Chief Financial Officer. The policy calls for the proposed related party transaction to be reviewed and, if deemed appropriate, approved by the Governance Committee. If practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Governance Committee will review, and, in its discretion, may ratify the related party transaction. Any related party transactions that are ongoing in nature will be reviewed annually at a minimum. The related party transactions listed below were reviewed by the full board of directors.

EXECUTIVE OFFICERS AND DIRECTORS

The following section sets forth the names, ages, and current positions with the company held by the executive officers, directors and significant employees. There is no immediate family relationship between or among any of the executive officers or significant employees, and the Company is not aware of any arrangement or understanding between any executive officer and any other person pursuant to which he was elected to his or her current position.

Name	Position	Age
Valentin Stalowir	Director, Chief Executive Officer	54
Christopher J. Reed	Director, Chief Innovation Officer	59
Daniel V. Miles	Chief Financial Officer	62
Neal Cohane	Senior Vice President of Sales	58
John Bello	Chairman of the Board	71
Stefan Freeman	Director, Chief Operating Officer	56
Lewis Jaffe	Director	60
Charles Cargile	Director	52

Business Experience of Directors and Executive Officers

Valentin Stalowir was appointed Chief Executive Officer of Reed’s on June 28, 2017. Also on June 28, 2017, the board of directors of Reed’s also expanded the board to six seats and appointed Mr. Stalowir to serve as a director, filling the newly created vacancy. Since November 2016, Mr. Stalowir has served as an independent food and beverage investment consultant working with varied consumer focused private equity groups. Prior, from April 2015 to November 2016, Mr. Stalowir served as Chief Executive Officer of privately held International Harvest, Inc., a leading supplier of certified organic, gluten free, non-GMO, vegan and raw superfoods. In 2011, Mr. Stalowir founded Global Restaurant Group, LLC (GRG) in Kyiv, Ukraine, a privately held, international quick serve restaurant operator and platform that is now YUM! Brands’ lead KFC franchisee in Ukraine. Mr. Stalowir served as Chief Executive Officer of GRG until September 2014, when, due to political and economic challenges in Ukraine, much of the investment activity in the country was suspended. GRG LLC continues to operate led by local management and recently announced the opening of an additional restaurant in the capital city of Kyiv. From 2010 to 2012, Mr. Stalowir served as Executive Partner of APTA Capital, LLC, a US private equity firm providing growth equity investments and operational leadership to consumer branded companies. From 2002 to 2010, Mr. Stalowir was Chief Executive Officer of Preferred Brand Holdings, LLC, a private equity fund backed by Emigrant Savings Bank, where he co-founded the consumer practice and led the investment and growth strategies for five portfolio companies in the food and beverage sector. From 1999 to 2001, he served as President, North American division of Tomra Systems, ASA, a publically traded Norwegian company and the global leader for beverage container return and processing systems and reverse vending machines. Prior, Mr. Stalowir served in marketing and general management positions with the Coca-Cola Company and the Quaker Oats Company.

Mr. Stalowir earned his MBA in Marketing and Finance with Distinction from the University of Michigan in 1990 and received dual BA degrees in Economics and Art History from the College of William and Mary in 1985.

Christopher J. Reed founded our company in 1987 and has served as our Chairman, President and Chief Executive Officer since our incorporation in 1991 through April 19, 2017. Currently he serves as Chief Innovation Officer and director. Mr. Reed became interested in natural foods, yoga and meditation in 1977. He studied herbal systems of medicine from India and China and became enamored with ginger for its health properties. In 1987, Mr. Reed founded Reed’s Inc. and set out to bring ginger to the world through a natural ginger ale brewed directly from fresh ginger root. From the inception of the company, Mr. Reed has been responsible for developing the original product recipes, proprietary brewing processes, packaging designs and marketing concepts behind our Reed’s product lines. These include Reed’s Ginger Brews, Reed’s Culture Club Kombucha line, Reed’s Natural Energy Elixir and Reed’s Ginger Candies. In 2000 Reed’s acquired Virgil’s Root Beer, which Mr. Reed expanded by adding a Virgil’s Cream Soda line, Real Cola, Dr. Better and a line of Virgil’s stevia sweetened “Zero” beverages.

Prior to starting Reed’s Inc., Mr. Reed was a chemical engineer working in gas purification and liquefaction with a specialty in designing liquefied natural gas (LNG) plants. Mr. Reed received a B.S. in Chemical Engineering in 1980 from Rensselaer Polytechnic Institute in Troy, New York.

Daniel V. Miles was appointed Chief Financial Officer of Reed’s on May 12, 2015. He is a licensed CPA in the State of California. His career began with Ernst & Young and progressed through financial managerial roles within the beverage industry and other local business enterprises. Mr. Miles managed the financial sector for Coors’ largest distributor that grew 250% in 8 years via acquisitions of companies, brands and organic growth. Mr. Miles worked at the Pepsi Bottling Group in corporate finance and field operations in various capacities. Recently Mr. Miles held the position of interim Chief Financial Officer for the Port of Long Beach and the Central Basin Municipal Water District where he led the production of both the annual budget and the reporting of the results of those enterprises. Mr. Miles earned his Bachelor of Science degrees at the University of San Francisco in Biology, California State University Long Beach in Accounting and a Master’s Degree from University of Southern California in taxation.

Stefan Freeman is our Operations expert and has served as Chief Operating Officer of Reed’s since June 28, 2017. He served as Interim Chief Executive Officer of Reed’s from April 19, 2017 through June 28, 2017. He has served as a director of Reed’s since his election on November 29, 2016 but will not be standing for re-election as director this year. Mr. Freeman is a strategic and performance focused executive with more than 25 years in sales operations, manufacturing and supply chain operations in beverages and consumer products. Mr. Freeman has worked for the three largest soda companies in the world and was promoted within each company. From 2011 through 2014, Mr. Freeman was the Regional Vice President of Manufacturing for Coca-Cola Refreshments, managing eight manufacturing plants located throughout Southern California, Arizona and Hawaii. These plants produced 231 million cases with revenues in excess of $500 million annually. In 2014 Mr. Freeman was promoted from within Coca-Cola Refreshments to Vice President of Fleet Operations in Atlanta, Georgia where he managed one of the five largest fleet operations in North America through April 2016. Prior to working for Coca-Cola, Mr. Freeman was Director of Supply Chain for Dean Foods’ Pacific Coast Group, managing nine production facilities with responsibility for a $155 million annual operating budget. Other prior positions include Director of Sales Operations for Dr. Pepper Snapple Group and Supply Chain Manager and Plant Manager for Pepsi-Cola Bottling Group.

Mr. Freeman holds a Bachelors of Science in mechanical engineering from Tuskegee University and is an active member of the Cisco Systems Global Manufacturing Advisory Board.

Neal Cohane has served as Reed’s Senior Vice President of Sales and Marketing since March 2008 and previously as Vice President of Sales since August 2007. From March 2001 until August 2007, Mr. Cohane served in various senior-level sales and executive positions for PepsiCo, most recently as Senior National Accounts Manager, Eastern Division. In this capacity, Mr. Cohane was responsible for all business development and sales activities within the Eastern Division. From March 2001 until November 2002, Mr. Cohane served as Business Development Manager, Non-Carbonated Division within PepsiCo where he was responsible for leading the non-carbonated category build-out across the Northeast Territory. From 1998 to March 2001, Mr. Cohane spent three years at South Beach Beverage Company, most recently as Vice President of Sales, Eastern Region. From 1986 to 1998, Mr. Cohane spent approximately twelve years at Coca-Cola of New York where he held various senior-level sales and managerial positions, most recently as General Manager New York. Mr. Cohane holds a B.S. degree in Business Administration from Merrimack College in North Andover, Massachusetts.

John Bello and has served as Reed’s Board Chairman since his election on November 29, 2016. He is a sales and marketing expert. Since 2001, Mr. Bello has been the Managing Director of JoNa Ventures, a family venture fund. From 2004 to 2012 Mr. Bello also served as Principal and General Partner at Sherbrooke Capital, a venture capital group dedicated to investing in leading, early stage health and wellness companies. Mr. Bello is the founder and former CEO of South Beach Beverage Company, the maker of nutritionally enhanced teas and juices marketed under the brand name SoBe. The company was sold to PepsiCo in 2001 for $370 million. In the same year Ernst and Young named Mr. Bello National Entrepreneur of the Year in the consumer products category for his work with SoBe. Before founding SoBe, Bello spent 14 years at National Football League Properties, the marketing arm of the NFL, and served as its President from 1986 to 1993.

Prior to working for the NFL, Mr. Bello served in marketing and strategic planning capacities at the Pepsi Cola Division of Pepsico Inc. and in product management roles for General Foods Corporation in the Sanka and Maxwell House brands. Mr. Bello has also worked with IZZE and Firefighter brands in brand building, marketing and strategic planning capacities.

Mr. Bello earned his BA from Tufts University, cum laude, and received his MBA from the Tuck School of Business at Dartmouth College as an Edward Tuck Scholar. Mr. Bello is extensively involved in non-profit work and currently serves as a Tufts University Trustee and advisory board member (athletics). Additionally, he serves on the boards of: the Gordon Entrepreneurial Center at Tufts, the Tuck Center for Private Equity, the YMCA in Rye, New York and the New York Council Boy Scouts of America. Mr. Bello also serves on the board of Boathouse Sports and is executive director of Luminesce Eye Therapies.

Lewis Jaffe is our Board’s governance expert and has served as director of Reed’s since his appointment on October 19, 2016. Since August 2014, Mr. Jaffe has been teaching as an Executive-in-Residence and Clinical Faculty at the Fred Kiesner Center for Entrepreneurship, Loyola Marymount University. Since January 2010 Mr. Jaffe has served as Chairman of the Board for FitLife Brands Inc (FTLF:OTCBB) and serves on its audit, compensation and governance committees. Since 2006 he has served on the Board of Directors of York Telecom, a private equity owned company, and serves on its compensation and governance committees. From 2006 to 2008 Mr. Jaffe was Interim Chief Executive Officer and President of Oxford Media, Inc. Mr. Jaffe has also served in executive management positions with Verso Technologies, Inc., Wireone Technologies, Inc., Picturetel Corporation, and he was also previously a Managing Director of Arthur Andersen. Mr. Jaffe was the co-founder of MovieMe Network. Mr. Jaffe also served on the Board of Directors of Benihana, Inc. as its lead independent director from 2004 to 2012.

Mr. Jaffe is a graduate of the Stanford Business School Executive Program, holds a Bachelor of Science from LaSalle University and holds a Masters Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing program.

Charles F. Cargile is our financial expert and has served as director of Reed’s since his election on November 29, 2016. Mr. Cargile has a distinguished career as an executive and board member in publicly traded companies. Mr. Cargile is currently the Chief Executive officer and member of the board of directors of Sunworks, a leading provider of solar power solutions. Prior to Sunworks, Mr. Cargile was Senior Vice President, Chief Financial Officer and Treasurer of Newport Corporation from 2000 to 2016. Mr. Cargile is also the lead independent director of Netlist and on the board of directors of Photon Control. Sunworks and Netlist are listed on NASDAQ stock exchange and Newport Corporation was listed on NASDAQ prior to its acquisition by MKS Instruments in February 2016. Photon Control is listed on the TSX Venture Exchange in Canada.

Mr. Cargile holds a Bachelor of Science degree in Accounting from Oklahoma State University and a Master’s degree in Business Administration from the Marshall School of Business at the University of Southern California. Mr. Cargile has his Professional Director Certification from the American College of Corporate Directors.

Legal Proceedings

To the best of our knowledge, none of our executive officers or directors are parties to any material proceedings adverse to Reed’s, have any material interest adverse to Reed’s or have, during the past ten years been subject to legal or regulatory proceedings required to be disclosed hereunder.

Employment Agreements

We entered into an at-will employment agreement with Valentin Stalowir to serve as the Chief Executive Officer of Reed’s, effective as of June 28, 2017 and continuing thereafter unless terminated by either the Company or Mr. Stalowir, with or without notice and with or without cause, pursuant to the terms of the agreement. Pursuant to the agreement, Mr. Stalowir receives a base salary at the initial rate of $300,000 per year, automatically increasing by $25,000 per year on each anniversary of the effective date until the base salary has reached $350,000. Mr. Stalowir will also receive a performance based cash bonus structure and equity comprised of stock options and/or restricted stock grants equal to 4% of Reed’s outstanding common stock, on a fully diluted basis, calculated as of the effective date of the agreement, to be granted from an incentive compensation plan to be adopted and approved by Reed’s board of directors and stockholders at a later date. Mr. Stalowir is also eligible to participate in the Company’s other benefit plans. The agreement provides for full acceleration of equity grants triggered by a “change of control”, as defined in the agreement and contains confidentiality, invention assignment and non-solicitation covenants.

Stefan Freeman is currently paid an annual salary of $225,000. Christopher Reed is currently paid an annual salary of $227,000. Neal Cohane is paid an annual salary of $210,000. Daniel Miles is currently paid an annual salary of $175,000. Any bonuses are discretionary.

Code of Ethics

Our Chief Executive Officer and all senior financial officers, including the Chief Financial Officer, are bound by a Code of Ethics that complies with Item 406 of Regulation S-B of the Exchange Act. Our Code of Ethics is posted on our website at www.reedsinc.com.

EXECUTIVE COMPENSATION

Overview

The following table summarizes all compensation for fiscal years 2016 and 2015 received by our Chief Executive Officer (principal executive officer), current and former Chief Financial Officers (principal financial officers), current and former chief operating officers, and our current Senior Vice principal of Sales who were are our “Named Executive Officers” during the reported periods:

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards ($)(1)	Non- Equity Incentive	Non- Qualified Deferred Compensation Earnings	All Other Compensation (2)	Total

Christopher J. Reed	2015	226,583	4,000						230,583
Former Chief Executive Officer (3)	2016	227,000	40,000					4,320	271,320

Daniel V. Miles	2015	113,414	4,000	-	-	-	-	1,800	119,214
Chief Financial Officer (Principal Financial Officer)	2016	175,000	40,000	-	-	-	-	4,320	219,320

Lawrence W. Tomsic	2015	84,706						22,500	107,206
Former Chief Financial Officer(4)	2016								0

Mark Beaton	2015	109,252	40,000	-	-	-	-	1,800	151,052
Former Chief Operating Officer	2016	158,328			-			4,320	162,648

Neal Cohane	2015	210,000	25,000	-	-	-	-	21,067	256,067
SVP sales	2016	210,000	40,000					12,000	262,000

(1) The amounts represent the fair value for share-based payment awards issued during the year. The award is calculated on the date of grant in accordance with Financial Accounting Standards, excluding any impact of assumed forfeiture rates.

(2) Other compensation includes both cash payments and the estimated value of the use of company assets.

(3) Christopher J. Reed resigned from the position of Chief Executive Officer on April 19, 2017 and concurrently transitioned to position of Chief Innovation Officer.

(4) The Company and Lawrence W. Tomsic agreed to a mutual separation on May 29, 2015 Compensation reported includes severance payment of $22,500.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding unexercised options and equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2016:

Name and Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Christopher J. Reed, Former Chief Executive Officer	25,000		(1)		$4.00	3/3/2018
	30,000	10,000	(2)	-	$4.60	4/9/2019
	40,000	30,000	(4)		$5.01	1/15/2020
Daniel Miles, Chief Financial Officer	66,667	33,333	(3)	-	$5.01	5/8/2020
Neal Cohane, SVP Sales	30,000		(2)	-	$4.00	3/3/2018
	30,000	10,000	(2)	-	$4.60	4/9/2019
	40,000	30,000	(4)	-	$5.01	1/15/2020
Mark Beaton, Former Chief Operating Officer	66,667	33,333	(3)	-	$5.01	3/16/2020

(1) Options vest 25% immediately and 25% per year.

(2) These options vest 33% per year.

(3) These options vest 50% per year.

(4) These options vest 25% per year.

DIRECTOR COMPENSATION

The following table summarizes the compensation paid to our directors for the fiscal year ended December 31, 2016:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Judy Holloway Reed (1)	$4,062					$4,062
Mark Harris (2)	-	$900				$900
Daniel S.J. Muffoletto (1)	$11,230					$11,230
Michael Fischman (3)	$3,000					$3,000
Stefan Freeman	$1,667					$1,667
Lewis Jaffe	$2,117					$2,117
Charles Cargile	$1,667					$1,667
John Bello	$16,666					$16,666

(1)	Former directors, terms ended November 29, 2016

(2)	Former director, resigned June 1, 2016

(3)	Former director, resigned.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information, as of December 31, 2016 with respect to equity securities authorized for issuance under our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in Column (a))

Equity compensation plans approved by security holders	1,048,500	$4.68	87,500
Equity compensation plans not approved by security holders	803,909	$4.50	-
TOTAL	1,852,409	$4.60	87,500

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of August 18, 2017 for (i) each Named Executive Officer and director, and (ii) all Named Executive officers and directors as a group and (iii) each shareholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of August 18, 2017. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of August 18, 2017 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Except as otherwise indicated below, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them. Unless otherwise indicated, the principal address of each listed executive officer and director is 13000 South Spring Street, Los Angeles, California 90061.

Named Beneficial Owner	Number of Shares	Percentage of Shares
Directors and Named Executive Officers	Beneficially Owned	Beneficially Owned (1)
Valentin Stalowir	0	0
Christopher J. Reed (2)	2,515,890	16.6%
John Bello	59,683	*
Chuck Cargile	39,683	*
Lewis Jaffe	39,683	*
Daniel V. Miles	138,000	1.0%
Stefan Freeman	30,000	*
Neal Cohane	285,677	1.9%
Directors and Named Executive Officers as a group (8 persons)	3,108,616	19.1%
5% or greater stockholders
Judy Holloway Reed (2)	2,515,890	16.6%
Robert T. Reed, Jr. (3)	910,000	6.0%
Raptor Harbor Reed’s SPV LLC (4)	2,610,000	15.37%
* Less than 1%.

(1) Based on 15,164,311 shares outstanding as of August 18, 2017.

(2) Christopher J. Reed, director and Chief Innovation Officer, and Judy Holloway Reed, Secretary of the Company, our husband and wife and share beneficial own these shares. Christopher is Named Executive Officer; Judy Holloway Reed is not a Named Executive Officer,

(3) Principal address is 39950 De Portola Road, Temecula, CA 92592. Mr. Robert Reed, as Trustee of the Reed Family Irrevocable Trusts 1 and 2, exercises voting and dispositive control over 800,000 shares held by the trusts and is deemed to beneficially own the shares held by the trusts. Mr. Robert Reed also owns, individually, 110,000 shares of common stock.

(4) Principal address is 280 Congress Street, 12th Floor, Boston, Massachusetts 02210. Principal address is 280 Congress Street, 12th Floor, Boston, Massachusetts 02210. James Pallotta and Daniel Doherty have discretionary authority to vote and dispose of the shares of common stock held by Raptor/ Harbor Reeds SPV LLC and may be deemed to be the beneficial owners of these shares. Includes 60,000 shares issuable upon exercise of a currently exercisable warrant and an additional 650,000 shares issuable upon exercise of a warrant that becomes exercisable on October 21, 2017. Also includes 1,133,333 shares issuable, on or after October 18, 2017, upon conversion of Convertible Non-Redeemable Secured Promissory Note in the original principal amount of $3,400,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and executive officers and beneficial holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities.

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and executive officers and beneficial holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities.

To our knowledge, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to Reed’s under 17 CFR 240.16a-3(e) during our most recent fiscal year and Forms 5 and amendments thereto furnished to Reed’s with respect to our most recent fiscal year or written representations from the reporting persons, we believe that during the year ended December 31, 2016 our directors, executive officers and persons who own more than 10% of our common stock complied with all Section 16(a) filing requirements.

PROPOSAL 2: APPROVAL OF THE REED’S, INC. 2017 INCENTIVE COMPENSATION PLAN

Overview

In the opinion of our Board, the future success of Reed’s depends, in large part, on our ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. On August 3, 2017, our Board adopted, subject to shareholder approval, the Reed’s Inc. 2017 Incentive Compensation Plan (the “Plan”).

The Plan would allow for the issuance of up to 3,000,000 shares of common stock.

Summary of the 2017 Incentive Compensation Plan

The following summary of the Plan is qualified in its entirety by reference to the 2017 Incentive Compensation Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Highlights of the 2017 Incentive Compensation Plan

No “Evergreen” Provision	Shares authorized for issuance under the Plan are not automatically replenished.

No repricing of stock options or stock appreciation rights	The Plan prohibits the repricing of stock options without shareholder approval.

No discounted stock options	All stock options must have an exercise price greater than the fair market value of the underlying common stock on the date of grant.

Administered by an independent committee	The Plan is administered by a committee of the board of directors comprised of independent directors.

Summary of the 2017 Incentive Compensation Plan

The following summary of the Plan is qualified in its entirety by reference to the 2017 Incentive Compensation Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Purpose

The Plan is intended to promote the interests of the Company and its shareholders by providing employees, non-employee directors, consultants, and other selected service providers of the Company, who are largely responsible for the management, growth, and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company.

Eligibility

The Persons who shall be eligible to receive awards pursuant to the Plan shall be those employees, non-employee directors, consultants, and other selected service providers of the Company whom the committee shall select from time to time, including officers of the Company, whether or not they are directors. Each award granted under the Plan shall be evidenced by an award agreement.

Administration

The Plan will be administered by a committee consisting of two or more persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under section 16 of the Exchange Act), an “outside director” within the meaning of Treasury Regulation section 1.162-27(e)(3) and as “independent” as required by NYSE or any security exchange on which the Company’s common stock is listed, in each case if and to the extent required by applicable law or necessary to meet the requirements of such rule, section or listing requirement at the time of determination. The committee shall, consistent with the terms of the Plan, from time to time designate those individuals who shall be granted awards under the Plan and the amount, type, and other terms and conditions of such awards. All of the powers and responsibilities of the committee under the Plan may be delegated by the committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the committee hereunder. The committee may also from time to time authorize a subcommittee consisting of one or more members of the board of directors (including members who are employees of the Company) or employees of the Company to grant awards to persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitations as the committee may specify and to the requirements of section 157 of the Delaware General Corporation Law.

The committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and any award agreement thereunder, and to adopt, amend, and rescind from time to time such rules and regulations for the administration of the Plan, including rules and regulations related to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws, as the committee may deem necessary or appropriate. Decisions of the Committee shall be final, binding, and conclusive on all parties. For the avoidance of doubt, the committee may exercise all discretion granted to it under the Plan in a non-uniform manner among participants.

Types of Awards;

Incentive and Nonstatutory Stock Options

The Plan allows for the issuance of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options.

Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Only our employees may receive “incentive stock options” as defined in Section 422 of the Code. An option that is not intended to be an “incentive stock option” is a “nonstatutory stock option.” Options may not be granted at an exercise price that is less than 100% of the fair market value of the common stock on the effective date of grant. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Subject to the provisions of the Plan, stock options may not be granted for a term in excess of 10 years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries).

Other Stock-Based Awards

The Committee may from time to time grant equity-based or equity-related awards not otherwise described herein in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Without limiting the generality of the preceding sentence, each such “Other Stock-Based Award” may (i) involve the transfer of actual shares of common stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of common stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units, or share-denominated performance units, (iv) be designed to comply with applicable laws of jurisdictions other than the United States, and (v) be designed to qualify as performance based compensation; provided, that each Other Stock-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of common stock that is specified at the time of the grant of such award.

Effective Date and Term of Plan

The Plan shall become effective on September 29, 2017, subject to approval by our shareholders. No Awards shall be granted under the Plan after the expiration of 10 years from the effective date.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to Awards granted under the Plan. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws or assumptions could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option, which we refer to as ISO stock, at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the ISO stock. If a participant sells the ISO stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the ISO stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the ISO stock for more than one year and otherwise will be short-term. If a participant sells the ISO stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the ISO stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the fair market value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, which we refer to as NSO stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the NSO stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the NSO stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any Other Stock-Based Award granted under the Plan will vary depending on the specific terms of the Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to Reed’s. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Vote Required

The affirmative vote of the majority of the shares represented at the meeting and entitled to vote is required for approval of the Reed’s, Inc. 2017 Incentive Compensation Plan.

The board unanimously recommends a vote “FOR” approval of this Proposal No. 2.

PROPOSAL 3 – AMENDMENT OF REED’S CERTIFICATE
OF INCORPORATION TO INCREASE THE AMOUNT OF AUTHORIZED SHARES OF
COMMON STOCK FROM 19,500,000 TO 40,000,000 SHARES

Increase of Authorized Common Stock in General

As of the record date, we had a total of 19,500,000 authorized shares of common stock, 15,164,311 issued and outstanding shares of common stock, 19,472,161 outstanding shares of common stock, on a fully diluted basis, taking into account shares issuable upon exercise of outstanding options and warrants and conversion of outstanding notes, and 1,026,834 shares available under the Company’s available incentive compensation plans.

The ability to issue equity is fundamental to our growth strategy:

●	In order to implement our growth strategy, we intend to raise additional financing through the issuance of equity securities prior to the end of fiscal 2017.

●	We are not currently in compliance with NYSE American market’s continued listing standards. We previously qualified by exception to the listing rules based on meeting the trading standards of public float, number of shareholders and market capitalization. We have until December 22, 2017 to regain compliance. We have determined that an increase in shareholder’s equity through the sale of equity securities in one of more financing transactions may help to bring us back into compliance.

●	The availability of equity incentive compensation is necessary for the Company to attract and retain attract, retain and motivate the most high-performing executives and key employees who ultimately drive Company performance. We currently do not an adequate number of shares available for reservation or issuance for equity compensation grants.

●	As a post closing covenant to the Warrant Exercise Agreement dated April 21, 2017 with Raptor/ Harbor Reeds SPV, LLC, we agreed to amend to Reed’s Charter to effect at minimum of a 5,000,000 share increase in the Reed’s authorized common stock.

Our Board adopted a resolution seeking authorization of our stockholders to amend our certificate of incorporation (the “Charter”) to increase our number of authorized shares of Common Stock from 19,500,000 to 40,000,000 shares (the “Increase”). It is proposed that Article IV of the Company’s Charter be amended to read in its entirety as follows (assuming approval of both Proposals Nos. 3 and 4):

“Section 1. The total number of shares of capital stock which the Corporation is authorized to issue is Forty Two Million Five Hundred Thousand (42,000,500), of which Forty Million (40,000,000) shall be shares of Common Stock having a par value of $.0001 per share, Five Hundred Thousand (500,000) shall be shares of Preferred Stock having a par value of $10.00 per share, and Two Million (2,000,000) shall be shares of Preferred Stock having a par value of $0.01 per share. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences, and rights and the qualifications, limitations, or restrictions thereof, of each such series of Preferred Stock, including without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting such series and the designation thereof, or any of the foregoing. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences, and rights and the qualifications, limitations, and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

To effect the Increase as proposed, we will file an amendment to our Charter, with the Secretary of State of Delaware, substantially in the form as set forth above, providing that our authorized common stock will be 40,000,000 shares.

Three million of the additional authorized shares will be reserved for issuance under the Company’s 2017 Reed’s Inc. Incentive Compensation Plan, as further described Proposal No. 2. The Company intends to issue shares underlying options and/or restricted stock to Valentin Stalowir, the Company’s Chief Executive Officer, pursuant to the terms of his employment agreement. The remainder will be available for issuance from time to time to enable us to respond to future business opportunities requiring the issuance of shares, including common stock-based financings, acquisition or strategic joint venture transactions involving the issuance of common stock, and for other general purposes that the Board may deem advisable. We are seeking approval for the amendment at this time because we are currently seeking opportunities that may require prompt action, and the Board believes the delay and expense in seeking approval for additional authorized common stock at a special meeting of shareholders could deprive us of the ability to take advantage of potential opportunities. Without an increase in the number of authorized shares of common stock, the Company may be constrained in its ability to raise capital and may lose important business opportunities, which could adversely affect our financial performance and growth.

The Board does not intend to issue any common stock except on terms that the Board deems to be in the best interests of the Company and its then existing stockholders.

If the stockholders do not approve this Proposal, then the Company will not have needed additional shares available.

Certain Disadvantages of the Increase

If the authorized number of shares of common stock increases from 19,500,000 to 40,000,000 shares as proposed by this Proposal No. 3, the Company will be able to issue more shares of common stock which could result in additional dilution to current stockholders and which could have a negative effect on the market price of our common stock.

Principal Effects of the Increase

The Increase will affect all of our holders of common stock uniformly and will not affect any stockholder’s percentage ownership interests in our Company. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Anti-Takeover Effects

Release No. 34-15230 of the staff of the Securities Exchange Commission requires disclosure and discussion of the effects of any proposal that may be used as an anti-takeover device. Although not a factor in the decision by our Board to effect the increase of our authorized shares of common stock, one of the effects of having increased additional shares of our authorized common stock available for issuance may be to enable the Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of then present management. Unless prohibited by the regulations of applicable law or other agreements or restrictions, a sale of shares of common stock by us or other transactions in which the number of our outstanding shares of common stock would be increased could dilute the interest of a party attempting to obtain control of us. The increase in available authorized common stock may make it more difficult for, prevent or deter a third-party from acquiring control of the Company or changing our Board and management, as well as inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

The Increase is not being proposed in response to any effort of which we are aware to accumulate shares of common stock or obtain control of the Company. While it is possible that our management could use the Increase to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of stockholders, we do not intend to construct or enable any anti-takeover defense or mechanism on its behalf. We have no intent or plans to employ the Increase as an anti-takeover device and do not have any plans or proposals to adopt any other provisions or enter into other arrangements that may have material anti-takeover consequences.

In addition to the Increase, provisions of our governing documents and applicable provisions of Delaware law may also have anti-takeover effects, making it more difficult for or preventing a third-party from acquiring control of the Company or changing our Board and management. These provisions may also have the effect of deterring hostile takeovers or delaying changes in the Company’s control or in our management.

The Charter and bylaws do not provide for cumulative voting in the election of directors. The combination of the present ownership by a relative few stockholders of a significant portion of the Company’s voting capital stock and lack of cumulative voting makes it more difficult for other stockholders to replace the members of the Board or for another party to obtain control of the Company by replacing our Board.

Potential Consequences if Stockholder Approval is Obtained

The potential future issuances and sales of shares of our common stock would likely have a dilutive effect on a stockholder’s percentage voting power and, consequently, could lead to a decrease in the market price of our common stock.

Vote Required

The affirmative vote of the majority of the outstanding shares of our common stock is required to amend our Charter to effect an increase in its authorized common stock from 19,500,000 to 40,000,000 shares.

The board unanimously recommends a vote “FOR” approval of this Proposal No. 3.

PROPOSAL 4 – AMENDMENT OF THE COMPANY’S CERTIFICATE
OF INCORPORATION TO INCREASE AUTHORIZED BLANK CHECK
PREFERRED STOCK FROM 500,000 TO 2,500,000

Authorization of up to 2,500,000 Shares of Blank-Check Preferred Stock in General

As of the record date, we had a total of 500,000 authorized shares of blank check preferred stock, par value $10.00 per share. The primary purpose of the authorization of an additional 2,000,000 shares of blank-check preferred stock in the Charter is for general corporate purposes, including, without limitation, capital raising, merger and acquisition opportunities, the issuance of stock dividends or stock splits, and other general corporate purposes.

The effect of the adoption of Proposal No. 4 would be to grant the Board the authority to issue shares of preferred stock in one or more series, with such rights, preferences and designations, as it deems necessary or advisable without any additional action by the Company’s shareholders, unless otherwise required by law or by the rules and policies of the NYSE American market or any other quotation system or exchange upon which the shares of common stock of the Company are listed and trade. With regard to such proposed blank check preferred stock, the Board’s authority to determine the terms of any such shares of preferred stock would include, but not be limited to (i) the designation of each class or series and the number of shares that will constitute each such class or series; (ii) the dividend rate for each class or series; (iii) the price at which, and the terms and conditions on which, the shares of each class or series may be redeemed, if such shares are redeemable; (iv) the terms and conditions, if any, upon which shares of each class or series may be converted into shares of other classes or series of shares of the Company, or other securities; and (v) the voting rights for each class or series. Shares of preferred stock that are issued by the Company and subsequently redeemed or converted into another security of the Company would be available to be reissued by the Company, and the Board may set the terms of the reissued shares as they deem appropriate, in the same manner, and subject to the same limitations, as the authorized preferred shares permit.

The Board made no decisions or commitments with respect to the use of the requested shares of blank check preferred stock, and it has no plans to commence an offering of any of the Company’s shares related thereto at this time. The Board believes, however, that approval of Proposal No. 4 will provide the flexibility to take advantage of opportunities as they arise.

Our Board adopted a resolution seeking authorization of our stockholders to amend our Charter to authorize up to an additional 2,000,000 shares of blank-check preferred stock (the “Authorization”). It is proposed that Article IV of the Company’s Charter be amended to read in its entirety as follows (assuming approval of both Proposals Nos. 3 and 4):

“Section 1. The total number of shares of capital stock which the Corporation is authorized to issue is Forty Two Million Five Hundred Thousand (42,000,500), of which Forty Million (40,000,000) shall be shares of Common Stock having a par value of $.0001 per share, Five Hundred Thousand (500,000) shall be shares of Preferred Stock having a par value of $10.00 per share, and Two Million (2,000,000) shall be shares of Preferred Stock having a par value of $0.01 per share. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences, and rights and the qualifications, limitations, or restrictions thereof, of each such series of Preferred Stock, including without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting such series and the designation thereof, or any of the foregoing. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences, and rights and the qualifications, limitations, and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

To effect the Authorization as proposed, we will file an amendment to our Charter, substantially as set forth above, with the Secretary of State of Delaware providing an additional 2,000,000 authorized shares of preferred stock with a par value of $0.001 per share, and the Board shall have the ability issue shares of preferred stock in one or more series, with such rights, preferences and designations, as it deems necessary or advisable without any additional action by the Company’s shareholders. We may subsequently abandon the proposed increase if our Board deems it advisable.

Certain Disadvantages of the Authorization

If Proposal No. 4 is approved, the availability of undesignated blank-check preferred stock may have certain negative effects on the rights of holders of the Common Stock. The actual effect of the issuance of any shares of preferred stock upon the rights of holders of Common Stock cannot be stated until the Board determines the specific rights of the holders of such preferred stock. With regard to any proposed new class of blank-check preferred stock, the Board’s authority to determine the terms of any such shares of preferred stock would include, but not be limited to, (i) the designation of each class or series and the number of shares that will constitute each such class or series; (ii) the dividend rate for each class or series; (iii) the price at which, and the terms and conditions on which, the shares of each class or series may be redeemed, if such shares are redeemable; (iv) the terms and conditions, if any, upon which shares of each class or series may be converted into shares of other classes or series of shares of the Company, or other securities; and (v) the voting rights for each class or series. The proposed amendment will permit the Board, without future stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights, which are superior to and could adversely affect the voting power or other rights of the holders of our Common Stock. Specifically, we will be in a position to issue securities which would grant to the holders thereof, preferences or priorities over the holders of Common Stock with respect to, among other things, liquidation, dividends and voting. This could result in holders of Common Stock receiving less in the event of a liquidation, dissolution or other winding up of our company, reduce the amount of funds, if any, available for dividends on Common Stock, and dilute the voting power of the holders of our Common Stock.

Shares of preferred stock that are issued by the Company and subsequently redeemed or converted into another security of the Company would be available to be reissued by the Company and the Board may set the terms of the reissued shares as they deem appropriate, in the same manner, and subject to the same limitations, as the authorized preferred shares permit.

Principal Effects of the Authorization

If our stockholders approve this Proposal 4 authorizing the Authorization, the Authorization would effectively enable the Company to utilize such shares for general corporate purposes, including, without limitation, capital raising, merger and acquisition opportunities, the issuance of stock dividends or stock splits, and other general corporate purposes. The Authorization, in and of itself, will not affect any stockholder’s percentage ownership interests in our Company. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Anti-Takeover Effects

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any proposal that may be used as an anti-takeover device. The blank-check preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. For example, the Board could designate and issue a series of preferred stock in an amount that sufficiently increases the number of outstanding shares to overcome a vote by the holders of our Common Stock or with rights and preferences that include special voting rights to veto a change in control. The effect of such provisions could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors, or the assumption of control by shareholders. Please note that the creation of the blank-check preferred stock has not been proposed by the Board for an anti-takeover related purpose and the Board has no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of our voting stock.

Our Charter and bylaws do not provide for cumulative voting in the election of directors. The combination of the present ownership by a relative few stockholders of a significant portion of the Company’s voting capital stock and lack of cumulative voting makes it more difficult for other stockholders to replace the members of the Board or for another party to obtain control of the Company by replacing our Board.

Potential Consequences if Stockholder Approval is Obtained

This Proposal would enable the Company to utilize the issuance of blank-check preferred stock shares for general corporate purposes, including, without limitation, capital raising, merger and acquisition opportunities, the issuance of stock dividends or stock splits, and other general corporate purposes. The availability of undesignated blank-check preferred stock may have certain negative effects on the rights of the holders of our Common Stock. The actual effect of the issuance of any shares of blank-check preferred stock upon the rights of holders of Common Stock cannot be stated until the Board determines the specific rights of the holders of such blank-check preferred stock.

Vote Required

The affirmative vote of the majority of the outstanding shares of our common stock is required to effect an amendment to our Charter to increase our blank check preferred by 2,000,000 shares.

The board unanimously recommends a vote “FOR” approval of this Proposal No. 4.

PROPOSAL NO. 5: APPROVAL OF ISSUANCE OF SECURITIES IN ONE OR MORE NON-PUBLIC OFFERINGS WHERE THE MAXIMUM DISCOUNT AT WHICH SECURITIES WILL BE OFFERED AT A PRICE WILL BE EQUIVALENT TO A DISCOUNT OF UP TO 25% BELOW THE MARKET PRICE OF OUR COMMON STOCK IN ACCORDANCE WITH NYSE AMERICAN COMPANY GUIDE SECTION 713

Our common stock is currently listed on NYSE American market and, as such, we are subject to NYSE American market rules. Section 713 of the NYSE American Company Guide requires us to obtain stockholder approval prior to the issuance of our common stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of common stock (and/or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock outstanding before the issuance. Shares of our common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached.

In recognition of our immediate need to raise capital through one or more financing transactions that will involve the sale of equity securities, we agreed to include this Proposal No. 5 in this Proxy Statement as a post closing covenant to the Warrant Exercise Agreement dated July 13, 2017 with Raptor/Harbor Reeds SPV, LLC. Since we may seek additional capital that triggers the requirements of Section 713, we are seeking stockholder approval now to enable us to move quickly to take full advantage of any opportunities that may develop in the equity markets. Raptor /Harbor Reeds SPV, LLC, as of the date hereof, is a 15% beneficial owner of our securities.

Additionally, we are not currently in compliance with NYSE American market’s continued listing standards. We previously qualified by exception to the listing rules based on meeting the trading standards of public float, number of shareholders and market capitalization. We have until December 22, 2017 to regain compliance. We have determined that an increase in shareholders’ equity may help to bring us back into compliance.

We may effectuate the approved offerings or transactions in one or more transactions, subject to the limitations herein. We may seek to raise additional capital to implement our business strategy and enhance our overall capitalization as well as to meet our continuing shareholder’s equity requirements and listing standards pursuant to the NYSE American market rules. We have not determined the particular terms for such prospective offerings.

We hereby submit this Proposal No. 5 to our stockholders for their approval of the potential issuance of shares of our common stock, or securities convertible into our common stock, in one or more non-public capital-raising transactions, or offerings:

●

The aggregate number of shares issued in the offerings will not exceed 6,000,000 shares of our common stock, subject to adjustment for any reverse stock split effected prior to the offerings (including pursuant to preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into common stock);

●	The total aggregate consideration will not exceed $8,000,000;

●	The maximum discount at which securities will be offered (which may consist of a share of common stock and a warrant for the issuance of up to an additional share of common stock) will be equivalent to a discount of up to 25% below the market price of our common stock at the time of issuance in recognition of the limited public float of our traded common stock and historical volatility making the pricing discount of our stock required by investors at any particular time difficult, at this time, to predict;
●	Such offerings will occur, if at all, on or before December 28, 2017; and
●	Such other terms as the board of directors shall deem to be in the best interests of the Company and its stockholders, not inconsistent with the foregoing.

The issuance of shares of our common stock, or other securities convertible into shares of our common stock, in accordance with any offerings would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our common stock. The stockholders do not have preemptive rights to subscribe to additional shares that may be issued by the Company in private offerings in order to maintain their proportionate ownership of the common stock.

The issuance of shares of common stock in one or more non-public offerings could have an anti-takeover effect. Such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

The Board of Directors has not yet determined the terms and conditions of any offerings. As a result, the level of potential dilution cannot be determined at this time, but as discussed above, we may not issue more than 6,000,000 shares of common stock in the aggregate pursuant to the authority requested from stockholders under this proposal (subject to adjustment for any reverse stock split). It is possible that if we conduct a non-public stock offering, some of the shares we sell could be purchased by one or more investors who could acquire a large block of our common stock. This would concentrate voting power in the hands of a few stockholders who could exercise greater influence on our operations or the outcome of matters put to a vote of stockholders in the future.

We cannot determine what the actual net proceeds of the offerings will be until they are completed, but as discussed above, the aggregate dollar amount of the non-public offerings will be no more than $8,000,000. If all or part of the offerings is completed, the net proceeds will be used for general corporate purposes. We currently have no arrangements regarding any specific transaction with investors, so we cannot predict whether we will be successful should we seek to raise capital through any offerings.

Vote Required

The affirmative vote of the majority of the shares represented at the meeting and entitled to vote is required for approval of the issuance of securities in one or more non-public offerings, as required by and in accordance with Section 713.

The board of directors recommends a vote “FOR” this Proposal No. 5.

PROPOSAL NO. 6: APPROVAL OF ANY CHANGE OF CONTROL THAT COULD RESULT FROM THE POTENTIAL ISSUANCE OF SECURITIES IN ONE OR MORE NON-PUBLIC OFFERINGS AS AUTHORIZED BY THE STOCKHOLDERS IN PROPOSAL No. 5 IN ACCORDANCE WITH NYSE AMERICAN COMPANY GUIDE SECTION 713

NYSE American Company Guide Section 713 requires us to obtain stockholder approval prior to certain issuances with respect to common stock or securities convertible into common stock that will result in a change of control of the Company. This rule does not specifically define when a change in control of a Company may be deemed to occur. However, guidance suggests that a change of control would occur, subject to certain limited exceptions, if after a transaction a person or an entity will hold 20% or more of the Company’s then outstanding capital stock. For the purpose of calculating the holdings of such person or entity, NYSE American market would take into account, in addition to the securities received by such person or entity in the transaction, all of the shares owned by such person or entity unrelated to the transaction and would assume the conversion of any convertible securities held by such person or entity. The issuance of securities pursuant to Proposal No. 5, as applicable, if authorized by the stockholders, could result in a change in control. We are seeking the stockholders’ approval on any change in control in accordance with NYSE American Company Guide Section 713 in the event that potential issuance of securities in the offerings proposed in Proposal 5 would result in a change in control.

Vote Required

The affirmative vote of the majority of the shares represented at the meeting and entitled to vote is required for approval of any change of control that could result from the potential issuance of securities in the non-public offerings following approval of Proposal No. 5.

The board of directors recommends a vote “FOR” this Proposal No. 6.

PROPOSAL 7: APPROVAL OF AMENDMENT TO BYLAWS

TO AUTHORIZE BOARD OF DIRECTORS TO SET MAXIMUM SIZE OF BOARD

BETWEEN FIVE (5) AND NINE (9) SEATS, FROM TIME TO TIME

The Board is seeking stockholder approval of an amendment to the Company’s Bylaws to allow the board to set the maximum size of the Board between five (5) and nine (9) seats, from time to time, in the Board’s sole discretion. This amendment will allow the Board flexibility to expand the board to bring on new directors. Currently, the maximum size of the Board is set between five (5) and seven (7) seats

If the amendment is adopted, it will become effective immediately.

The text of the amendment to the Bylaws is as follows:

“Article II, SECTION 2. NUMBER. The number of members of the Corporation's Board of Directors shall not be less than one (1) nor more than nine (9), as fixed from time to time by resolution of the Board of Directors, except that in the absence of any such designation, such number shall be five (5). All the Directors shall be of full age and at least one shall be a citizen of the United States. Each director shall be elected for a term of one (1) year and until his or her successor is elected and qualified, except as otherwise provided herein or required by law. The presence of a majority of all Directors shall be necessary at any meeting to constitute a quorum for the transaction of business. Meetings of the Directors may be held within or without the state of Delaware. Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.”

Vote Required

The affirmative vote of the majority of the outstanding shares of our common stock is required to authorize the amendment to our bylaws.

The board of directors unanimously recommends a vote “FOR” approval of amendment to bylaws to authorize board of directors to set maximum size of board between five (5) and nine (9) seats, from time to time.

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PROPOSAL 8: RATIFICATION OF THE APPOINTMENT OF WeINBERG & COMPANY, P.A. AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has reappointed Weinberg & Company, P.A. to audit our consolidated financial statements for fiscal 2018. Weinberg & Company, P.A., an independent registered public accounting firm, has served as our independent auditor continuously since 2009. A representative from Weinberg & Company, P.A. LP is not expected to be present at the annual meeting.

Although stockholder ratification of the appointment is not required by law, we desire to solicit such ratification as a matter of good corporate governance. If the appointment of Weinberg & Company, P.A. is not approved by a majority of the shares cast at the annual meeting, the audit committee will consider the appointment of another independent registered public accounting firm for fiscal 2018.

Vote Required

The affirmative vote of the majority of the shares represented at the meeting and entitled to vote is required for the election of directors. is required to ratify the appointment of Weinberg & Company, P.A. as independent registered public accounting firm.

The board of directors recommends a vote “for” ratification of the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Independent Registered Public Accounting Firm Fee Information

Weinberg & Company, P.A. (“Weinberg”) was our independent registered public accounting firm for the years ended December 31, 2016 and 2015.

The following table shows the fees paid or accrued by us for the audit and other services provided by Weinberg for the years ended December 31, 2016 and 2015.

	2016	2015

Audit Fees	$105,382	$142,000
Audit-Related Fees		0
Tax Fees	30,902	24,000
All Other Fees		0
Total	$136,284	$166,000

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by our principal accountant for the audit of our annual financial statements and review of financial statements included in our Form 10-K, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “audit fees;” (iii) “tax fees” are fees for professional services rendered by our principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by our principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

35

Audit Fees

Services provided to us by Weinberg with respect to such periods consisted of the audits of our financial statements and limited reviews of the financial statements included in Quarterly Reports on Form 10-Q. Weinberg also provided services with respect to the filing of our registration statements in 2016 and 2015.

Audit Related Fees

Weinberg did not provide any professional services to us with which would relate to “audit related fees.”

Tax Fees

Weinberg prepared our 2015 and 2014 Federal and state income taxes.

All Other Fees

Weinberg did not provide any professional services to us with which would relate to “other fees.”

Audit Committee Pre-Approval Policies and Procedures

Under the SEC’s rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to ensure that they do not impair the auditors’ independence. The Commission’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.

Consistent with the SEC’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent registered public accounting firm to us or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting. Accordingly, 100% of audit services and non-audit services described in this Item 14 were pre-approved by the Audit Committee.

There were no hours expended on the principal accountant’s engagement to audit the registrant’s financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees.

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PROPOSAl 9: Stockholder Proposal Entitled “shareholder Proxy Access”.

The Company received notice of the intention of a shareholder to present a proposal for voting at the Annual Meeting. The proposal will be voted on only if properly presented at the Annual Meeting. In accordance with the rules of the Securities and Exchange Commission, the proposal and supporting statement are set forth below as received from the shareholder proponent. All statements contained in the proposal and supporting statement are the sole responsibility of the shareholder proponent and the Company and the Board disclaim any responsibility for their content. The Company will provide the name, address and shareholdings of the shareholder proponent upon oral or written request directed to the Company’s Secretary.

As explained below, the Board recommends that you vote “AGAINST” this Proposal No. 9 shareholder proposal entitled “Shareholder Proxy Access”.

The Board of Reed’s Inc. does not support the adoption of the resolution proposed below and asks shareholders to consider management’s response, which follows the shareholder proposal.

[REED - Rule 14a-8 Proposal, July 20, 2017]

Proposal [9] - Shareholder Proxy Access

RESOLVED: Shareholders of Reeds, Inc. (the “Company” or “Reeds”) ask the board of directors (the “Board”) to amend its bylaws or other documents, as necessary, to provide proxy access for shareholders as follows:

1.	Nominating shareholders or shareholder groups (“Nominators”) must beneficially own 3% or more of the Company’s outstanding common stock (“Required Stock”) continuously for at least three years and pledge to hold such stock through the annual meeting.
2.	Nominators may submit a statement not exceeding 500 words in support of each nominee to be included in the Company proxy.
3.	The number of shareholder-nominated candidates eligible to appear in proxy materials shall be one quarter of the directors then serving or two, whichever is greater
4.	No limitation shall be placed on the number of shareholders that can aggregate their shares to achieve the 3% of Required Stock
5.	No limitation shall be placed on the re-nomination of shareholder nominees by

Nominators based on the number or percentage of votes received in any election

6.	The Company shall not require that Nominators pledge to hold stock after the annual meeting if their nominees fail to win election.
7.	Loaned securities shall be counted as belonging to a nominating shareholder if the shareholder represents it has the legal right to recall those securities for voting purposes and will hold those securities through the date of the annual meeting.

Supporting Statement:

The SEC’s universal proxy access Rule 14a-11 (https://www.sec.gov/rules/final/2010/339136.pdf) was vacated after a court decision regarding the SEC’s cost-benefit analysis. Therefore, proxy access rights must be established on a company-by-company basis. Subsequently, Proxy Access in the United States: Revisiting the Proposed SEC Rule (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1) a cost-benefit analysis by CFA Institute, found proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption,” raising US market capitalization by up to $140.3 billion. Public Versus Private Provision of Governance: The Case of Proxy Access (http://ssrn.com/abstract=2635695) found a 0.5 percent average increase in shareholder value for proxy access targeted firms.

Proxy Access: Best Practices

(http://www.cii.org/files/publications/misc/08_05 15_Best%20Practices%20-

0/020Proxy%20Access.pdf) by the Council of Institutional Investors, “highlights the most troublesome provisions” in recently implemented access bylaws, such as the fact that even if the 20 largest public pension fund members were able to aggregate their shares, they would not meet the 3% criteria at most companies examined by the Council.

Adoption of bylaws with all the requested elements outlined above would help ensure meaningful proxy assess is available to shareholders, even groups made up entirely of small shareholders, which is of critical importance at Reeds. Shareholders are tired of an unprofitable decade, constant refinancing and share dilution, as well as uncreative hand picked boards. Give shareholders an opportunity to choose two board directors who will know they work for us because we will be the ones nominating them-

Increase Shareholder Value

Vote for Shareholder Proxy Access Enhancement — Proposal [9]

James McRitchie, 9295 Yorkship Court, Elk Grove, CA 95758 sponsors this proposal

Board Recommendation

Our Board has carefully considered the foregoing stockholder proposal and unanimously recommends a vote AGAINST this “Shareholder Proxy Access” Proposal No. 9 for the following reasons:

● The proposal is unnecessary because the Company’s governing documents and policies already provide the Company’s stockholders with the opportunity for meaningful input into the director nomination and election process.

● We have an established record of best governance practices that are responsive to shareholders.

● This proposal, if adopted by the Company, could result in repeated, disruptive and divisive director elections without benefit to the stockholders as a whole.

● Proxy access sets up a procedure that creates an uneven playing field in which the Company bears substantial expense while a stockholder proponent of nominees need expend little resources to promote their candidacy.

● To the Company’s knowledge, the proponent did not submit this stockholder proposal based on any perceived Company-specific governance problem or shortcoming.

The proposal is unnecessary because the Company’s governing documents and policies already provide the Company’s stockholders with the opportunity for meaningful input into the director nomination and election process.

The Company’s Board has delegated to its Governance Committee the responsibility to identify, evaluate and recommend nominees for election to the Board. As discussed under “Board Structure and Committees; Nomination of Directors” in this Proxy Statement, in identifying potential director candidates, the Governance Committee relies on any source available for the identification and recommendation of candidates, including stockholders. The Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not. Additionally, the Company’s bylaws permit stockholders to nominate director candidates for consideration at annual stockholder meetings and to solicit proxies in favor of those candidates.

The Governance Committee endeavors to achieve for the Board an overall balance of diversity of experience at policy-making levels with a complimentary mix of skills and professional experience in areas relevant to the Company’s business, while also ensuring that the size of the Board is appropriate to function effectively and efficiently. The Board believes that its Governance Committee is in the best position to review and recommend director nominees who have the skills and qualifications to enhance the effectiveness of the Board and who are free from conflicts of interest and will represent the interests of all stockholders and not just those with special interests. Proxy access bypasses the Governance Committee’s process by placing directly into nomination candidates who may fail to meet the independence or other qualifications established by the Board or who may fail to contribute to the mix of needed skills and professional experience.

We have an established record of best governance practices and are responsive to shareholders.

●	Any shareholder may nominate directors pursuant to the Company’s amended and restated bylaws and solicit proxies for director nominees under federal proxy rules;

●	Any shareholder may submit proposals for consideration at the Company’s annual meeting and for inclusion in the Company’s proxy statement, subject to certain conditions and SEC rules and regulations;

●	Stockholder may express their views on our executive compensation program through an annual “say-on-pay” vote;

●	We have majority voting;

●	Our Board adopted a director resignation policy consistent with the Company’s majority voting standard and we have adopted changes to the advance notice provision in our bylaws to address the potential problem of a holdover director;

●	Five of seven of our Board nominees are independent under the rules of NYSE American Market; and

●	Our Chief Executive Officer and Chairman positions are separate.

This proposal, if adopted by the Company, could result in repeated, expensive, disruptive and divisive director elections without benefit to the stockholders as a whole.

Bypasses Current Processes

The Board’s Governance Committee serves an important function in considering the effectiveness of the Board and in identifying, assessing and recommending nominees who possess a combination of skills, professional experience and diversity of background necessary to oversee the Company’s business. The Governance Committee also considers whether a candidate would contribute to an effective, well-rounded and diverse Board that operates openly and collaboratively and represents the best interests of all shareholders. Nominees proposed through proxy access are not subject to any evaluation or screening by the Governance Committee and therefore proxy access could result in loss of important skills, experience and diversity on the Board.

Furthermore, there is no limit on the ability of shareholders, even the same ones, to advance additional candidates in subsequent years, and the proxy access proposal does not require that nominating shareholders disclaim any intent to effect a change in control. Such shareholders’ true intentions would be unknown. Such lack of important safeguards against abuse of the proxy access mechanism is not in the best interest of our shareholders and could cause abrupt changes in our Board.

Increasing Likelihood of Special Interest Directors

In addition, stockholder activists could publicize and promote special interest agendas at the expense of the Company’s stockholders by nominating directors for the Board, which could lead to the election of “special interest directors” who may be inclined to represent the interests of the stockholders who nominated them and not the interests of all of the Company’s stockholders. The nomination of candidates through the proponent’s proxy access proposal would convert each such Board election into a contested election in which the proposed director nominees would only need to win a plurality of votes to be elected.

Disruption

This proposal, if implemented, could have a tremendously disruptive effect by turning director elections into proxy contests, effectively requiring the expenditure of significant management resources in a manner inconsistent with the creation of stockholder value and discouraging qualified directors from serving on the Board. One of the principal reasons that the United States Court of Appeals for the District of Columbia invalidated the Securities Exchange Commission’s proxy access rule was that the Court determined that the Securities Exchange Commission did not adequately assess the potential for increased proxy contests and the increased expenses and distractions resulting from proxy contests.

Further, a director elected by one shareholder group in one year may face successful opposition from a director nominated by another shareholder group in a subsequent year, setting up ongoing instability on the Board. The potential disruption of perennial proxy contests would substantially distract the Board from its highest value activities, would contravene our shareholders’ focus on the adoption of governance practices that enhance their long-term economic interests, and could discourage highly qualified candidates from serving on the Board, causing higher turnover and resulting in a less experienced Board.

Proxy access sets up a procedure that creates an uneven playing field in which the Company bears substantial expense while a stockholder proponent of nominees need expend little resources to promote their candidacy. Electronic delivery of proxy materials has substantially reduced the cost of third-party solicitations of proxy statements.

Proxy access sets up a procedure that creates an uneven playing field in which the Company bears substantial expense while a stockholder proponent of nominees for election need expend little resources to promote their candidacy. The Company already bears the expense of filing and distributing proxy materials, which would be required to include the proponents’ stockholder nominees, and the Board is likely to feel compelled to undertake an additional and expensive campaign to inform stockholders of the reasons the Board’s nominees, and not the proponents’ nominees, should be elected. Further, a stockholder activist seeking to publicize and promote a special interest agenda could use the threat of a contested election solely to extract concessions from the Company relating to that special interest.

The Securities Exchange Commission allows such proponents to distribute their proxy materials relating to their director candidates electronically by posting the materials on the Internet and giving stockholders a notice of their availability. Electronic delivery of proxy materials has substantially reduced the mailing and printing costs associated with third party solicitations. By utilizing the additional flexibility provided by electronic delivery of proxy materials, stockholders have a greater ability to express their views on and influence the outcome of annual elections than ever before.

We believe that stockholders holding 3% of the Company’s outstanding shares (which would constitute approximately $955,352 worth of shares based on the August 30, 2017 closing price), if they have a legitimate interest in selecting directors to sit on the Board, should be financially capable of bearing the expense of soliciting proxies rather than shifting those costs to the Company and, therefore, to its other stockholders.

To the Company’s knowledge, the proponent did not submit this stockholder proposal based on any perceived Company-specific governance problem or shortcoming.

The proponents of this stockholder proposal submitted a similar proposal regarding proxy access at our 2016 Annual Meeting of Stockholders. That proposal was defeated by a majority vote of our stockholders. The Board is aware that the proponent has submitted this proposal to numerous in an effort to lead toward the adoption of a standard for public companies, and to the Company’s knowledge, the Company was selected solely because of the industry in which it operates. The Board intends to continue to monitor developments in the area of proxy access and to listen to its stockholders, but does not believe that this “one-size-fits-all” approach is in the best interests of the Company’s stockholders.

Vote Required

The affirmative vote of the majority of the shares represented at the meeting and entitled to vote is required to adopt the Shareholder Proxy Access proposal.

The board of directors recommends a vote “AGAINST” this Proposal No. 9.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This practice, known as “householding”, is designed to reduce the volume of duplicate information and reduce printing and postage costs.

If you and others who share your mailing address own our common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement or Notice of Internet Availability of Proxy Materials from each company whose stock is held in such accounts. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it and a single copy of our proxy statement and annual report or Notice of Internet Availability of Proxy Materials has been sent to your address.

We will promptly deliver separate copies of our proxy statement and annual report at the request of any stockholder who is in a household that participates in the householding of our proxy materials. You may send your request by mail to Reed’s Inc., 13000 South Spring Street, Los Angeles, California 90061, attention: Judy Holloway Reed, Secretary, or by telephone at (310) 217-9400.

STOCKHOLDER PROPOSALS FOR NEXT YEAR’s ANNUAL MEETING

Stockholder proposals for inclusion in our proxy statement: If a stockholder wishes to present a proposal to be included in our proxy statement and form of proxy for the 2018 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC and namely, Securities Exchange Act Rule 14a-8. One of the requirements is that the proposal be received by our Secretary no later than May 4, 2018, which is 120 calendar days before September 1, 2018 - the anniversary date of this Proxy Statement was released to stockholders in connection with the 2017 Annual Meeting. If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s Annual Meeting on September 29, 2017, then the deadline is a reasonable time before we begin to print and mail proxy materials. Proposals we receive after that date will not be included in the proxy statement for the 2018 Annual Meeting of Stockholders.

Other stockholder proposals: A stockholder proposal not included in our proxy statement for the 2018 Annual Meeting of Stockholders will not be eligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our bylaws. The bylaws provide that we must have received the stockholder’s notice nor more than 120 days in advance of the one-year anniversary of the date of the previous year’s Annual Meeting of Stockholders. To be timely, a stockholder proposal not included in our proxy statement for the 2018 Annual Meeting of Stockholders must be received by our Secretary no later than June 1, 2018, provided, however, that if the date of the annual meeting is more than thirty (30) days before or sixty (60) days after such anniversary date, such notice will be timely only if so delivered or mailed and received no later than the later of one hundred twenty (120) days prior to the date of the meeting or ten (10) days after the first public announcement of the date of the annual meeting. Except to the extent otherwise required by law, the adjournment of a meeting of stockholders shall not commence a new time period for the giving of a stockholder’s notice as describe above. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure and provisions of our bylaws.

We urge stockholders to submit all proposals by Certified Mail - Return Receipt Requested. Stockholder proposals should be sent to 13000 South Spring Street, Los Angeles, California 90061, attention: Judy Holloway Reed, Secretary.

STOCKHOLDER ADVISORY VOTES

The current frequency of stockholder advisory vote on the compensation paid to our Named Executive Officers is every three years. The next stockholder advisory vote on the compensation paid to our Named Executive Officers and on how frequently we should seek approval from our stockholders, on an advisory basis, of the compensation paid to our Named Executive Officers will occur at the Company’s 2019 annual meeting.

OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING

The Board does not intend to present for action at this annual meeting any matter other than those specifically set forth in the Notice of Annual Meeting. If any other matter is properly presented for action at the annual meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Okapi Partners at the address set forth below.

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

(212) 297-0720

Call Toll-Free at: (877) 259-6290

E-mail: info@okapipartners.com

By Order of the Board of Directors,

/s/ John Bello
John Bello
Chairman

Reed’s Inc. Incentive Compensation Plan

1. Purpose of the Plan

This Plan is intended to promote the interests of the Company (as defined below) and its shareholders by providing employees, non-employee directors, consultants, and other selected service providers of the Company, who are largely responsible for the management, growth, and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company.

2. Definitions

As used in the Plan or in any instrument governing the terms of any award granted under the Plan, the following definitions apply to the terms indicated below:

(a) “Award Agreement” means a written agreement, in a form determined by the Committee from time to time, entered into by each Participant and the Company, evidencing the grant of a Stock Incentive Award under the Plan.

(b) “Board of Directors” means the Board of Directors of Reed’s Inc., a Delaware corporation.

(c) “Change-in-Control”: “Change-in-Control” means (i) any one person, or more than one person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) other than the Company or any employee benefit plan sponsored by the Company acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent of the total fair market value or total Voting Power of the stock of the Company; or (ii) any one person, or more than one person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) other than the Company or any employee benefit plan sponsored by the Company acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty percent or more of the total Voting Power of the stock of the Company; or (iii) a majority of members of the Board of Directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of each appointment or election; or (iv) any one person, or more than one person acting as a group (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For purposes of subsection (iv), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. The foregoing subsections (i) through (iv) shall be interpreted in a manner that is consistent with the Treasury Regulations promulgated pursuant to section 409A of the Code so that all, and only, such transactions or events that could qualify as a “change-in-control event” within the meaning of Treasury Regulation §1.409A-3(i)(5)(i) will be deemed to be a Change-in-Control for purposes of this Plan.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations, and administrative guidance issued thereunder.

(e) “Committee” means the Compensation Committee of the Board of Directors, a sub-committee of the Compensation Committee, or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

(f) “Common Stock” means the Company’s common stock, $0.0001 par value per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 9 of the Plan.

(g) “Company” means Reed’s Inc., a Delaware corporation, and all of its Subsidiaries, collectively.

(h) “Covered Employee” means each Participant who is an executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of the Company.

(i) “Deferred Compensation Plan” means any plan, agreement, or arrangement maintained by the Company from time to time that provides opportunities for deferral of compensation.

(j) “Effective Date” means the date the Plan is approved by shareholders of the Company.

(k) “Employment” means the period during which an individual is classified or treated by the Company as an employee, non-employee director, consultant, or other service provider of the Company, as applicable.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, with respect to a share of Common Stock, as of the applicable date of determination or if the market is not open for trading on such date, the immediately preceding day on which the market is open for trading, the closing price as reported on the date of determination on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading (or if shares of Common Stock are then principally traded on a national securities exchange, in the reported “composite transactions” for such exchange). In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its sole discretion.

(n) “Option” means a stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

(o) “Other Stock-Based Award” means an award granted to a Participant pursuant to Section 7.

(p) “Participant” means an employee, consultant or director of the Company who is eligible to participate in the Plan and to whom one or more Stock Incentive Awards have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such Person, his successors, heirs, executors, and administrators, as the case may be.

(q) “Performance-Based Award” means any Stock Incentive Award pursuant to which any compensation paid is intended to be Performance-Based Compensation.

(r) “Performance-Based Compensation” means compensation that satisfies the requirements of section 162(m) of the Code for “qualified performance-based compensation.”

(s) “Performance Measures” means such measures as are described in Section 8 on which performance goals are based in order to qualify certain awards granted hereunder as Performance-Based Compensation.

(t) “Performance Percentage” means the factor determined pursuant to a Performance Schedule that is to be applied to a Target Award and that reflects actual performance compared to the Performance Target.

(u) “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to a Stock Incentive Award that is intended to qualify as Performance-Based Compensation. Performance Periods may be overlapping.

(v) “Performance Schedule” means a schedule or other objective method for determining the applicable Performance Percentage to be applied to each Target Award.

(w) “Performance Target” means performance goals and objectives with respect to a Performance Period.

(x) “Person” means a “person” as such term is used in section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of section 13(d)(3) under the Exchange Act.

(y) “Plan” means the 2017 Reed’s Inc. Incentive Compensation Plan, as it may be amended from time to time.

(z) “Securities Act” means the Securities Act of 1933, as amended.

(aa) “Stock Incentive Award” means an Option or Other Stock-Based Award granted pursuant to the terms of the Plan.

(bb) “Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.

(cc) “Target Award” means target payout amount for a Stock Incentive Award.

(dd) “Voting Power” means the number of votes available to be cast (determined by reference to the maximum number of votes entitled to be cast by the holders of Voting Securities, or by the holders of any Voting Securities for which other Voting Securities may be convertible, exercisable, or exchangeable, upon any matter submitted to shareholders where the holders of all Voting Securities vote together as a single class) by the holders of Voting Securities.

(ee) “Voting Securities” means any securities or other ownership interests of an entity entitled, or which may be entitled, to matters submitted to Persons holding such securities or other ownership interests in such entity generally (whether or not entitled to vote in the general election of directors), or securities or other ownership interests which are convertible into, or exercisable in exchange for, such Voting Securities, whether or not subject to the passage of time or any contingency.

(ff) “Reed’s” means Reed’s, Inc., a Delaware corporation (and any successor thereto).

3. Stock Subject to the Plan

(a) Stock Subject to the Plan

The maximum number of shares of Common Stock that may be covered by Stock Incentive Awards granted under the Plan shall not exceed 3,000,000 shares of Common Stock in the aggregate. Out of such aggregate, the maximum number of shares of Common Stock that may be covered by Options that are designated as “incentive stock options” within the meaning of section 422 of the Code shall not exceed 3,000,000 shares of Common Stock. The maximum number of shares referred to in the preceding sentences of this Section 3(a) shall in each case be subject to adjustment as provided in Section 9 and the following provisions of this Section 3. Of the shares described, one hundred percent may be delivered in connection with “full-value Awards,” meaning Stock Incentive Awards other than Options or stock appreciation rights; provided, however, that any shares granted under Options or stock appreciation rights shall be counted against the share limit on a one-for-one basis and any shares granted as full-value Stock Incentive Awards shall be counted against the share limit as one share for every one share subject to such Stock Incentive Award. Shares of Common Stock issued under the Plan may be authorized and unissued shares, treasury shares, shares purchased by the Company in the open market, or any combination of the preceding categories as the Committee determines in its sole discretion.

For purposes of the preceding paragraph, shares of Common Stock covered by Stock Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan; provided, however, that if a Stock Incentive Award is settled for cash or if shares of Common Stock are withheld to pay the exercise price of an Option or to satisfy any tax withholding requirement in connection with a Stock Incentive Award, the shares issued (if any) in connection with such settlement, the shares in respect of which the Stock Incentive Award was cash-settled, and the shares withheld, will be deemed delivered for purposes of determining the number of shares of Common Stock that are available for delivery under the Plan. In addition, if shares of Common Stock are issued subject to conditions which may result in the forfeiture, cancellation, or return of such shares to the Company, any portion of the shares forfeited, cancelled or returned shall be treated as not issued pursuant to the Plan. In addition, if shares of Common Stock owned by a Participant (or such Participant’s permitted transferees as described in the Plan) are tendered (either actually or through attestation) to the Company in payment of any obligation in connection with a Stock Incentive Award, the number of shares tendered shall be added to the number of shares of Common Stock that are available for delivery under the Plan.

Shares of Common Stock covered by Stock Incentive Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion, or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of section 303A.08 of the NYSE Listed Company Manual) shall not count as used under the Plan for purposes of this Section 3.

(b) Individual Award Limits

Subject to adjustment as provided in Section 9, the maximum number of shares of Common Stock that may be covered by Stock Incentive Awards granted under the Plan to any Covered Employee in any calendar year shall not exceed Fair Market Value of $1,000,000. For purposes of the preceding sentences, the phrase “amount payable with respect to any calendar year” means the amount of cash, or value of other property, required to be paid based on the achievement of applicable Performance Measures during a Performance Period that ends in such calendar year, disregarding any deferral pursuant to the terms of a Deferred Compensation Plan unless the terms of the deferral are intended to comply with the requirements for qualified performance-based compensation under section 162(m) of the Code.

4. Administration of the Plan

The Plan shall be administered by a Committee consisting of two or more persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under section 16 of the Exchange Act), an “outside director” within the meaning of Treasury Regulation section 1.162-27(e)(3) and as “independent” as required by NYSE or any security exchange on which the Common Stock is listed, in each case if and to the extent required by applicable law or necessary to meet the requirements of such rule, section or listing requirement at the time of determination. The Committee shall, consistent with the terms of the Plan, from time to time designate those individuals who shall be granted Stock Incentive Awards under the Plan and the amount, type, and other terms and conditions of such Stock Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are employees of the Company) or employees of the Company to grant Stock Incentive Awards to persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitations as the Committee may specify and to the requirements of section 157 of the Delaware General Corporation Law.

The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and any Award Agreement thereunder, and to adopt, amend, and rescind from time to time such rules and regulations for the administration of the Plan, including rules and regulations related to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws, as the Committee may deem necessary or appropriate. Decisions of the Committee shall be final, binding, and conclusive on all parties. For the avoidance of doubt, the Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants.

The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements, to maintain records relating to Stock Incentive Awards, to process or oversee the issuance of Common Stock under Stock Incentive Awards, to interpret and administer the terms of Stock Incentive Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Stock Incentive Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Stock Incentive Awards under the Plan (except in connection with any delegation made by the Committee pursuant to the first paragraph of this Section 4), (ii) to take any action that would cause Stock Incentive Awards intended to qualify as Performance-Based Compensation to fail to so qualify, (iii) to take any action inconsistent with section 409A of the Code, or (iv) to take any action inconsistent with applicable provisions of the Delaware General Corporation Law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee.

On or after the date of grant of a Stock Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Stock Incentive Award becomes vested, exercisable, or transferable, as the case may be, (ii) extend the term of any such Stock Incentive Award, including, without limitation, extending the period following a termination of a Participant’s Employment during which any such Stock Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability, or transferability, as the case may be, of any such Stock Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Stock Incentive Award; provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under section 409A of the Code. Notwithstanding anything herein to the contrary, the Company shall not reprice any stock option (within the meaning of Section 711 of the NYSE American Company Guide and any other formal or informal guidance issued by the NYSE) without the approval of the shareholders of the Company.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission, or determination relating to the Plan, unless, in either case, such action, omission, or determination was taken or made by such member, director, or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5. Eligibility

The Persons who shall be eligible to receive Stock Incentive Awards pursuant to the Plan shall be those employees, non-employee directors, consultants, and other selected service providers of the Company whom the Committee shall select from time to time, including officers of the Company, whether or not they are directors. Each Stock Incentive Award granted under the Plan shall be evidenced by an Award Agreement.

6. Options

The Committee may from time to time grant Options on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. The Award Agreement shall clearly identify such Option as either an “incentive stock option” within the meaning of section 422 of the Code or as a non-qualified stock option.

(a) Exercise Price

The exercise price per share of Common Stock covered by any Option shall be not less than one hundred percent of the Fair Market Value of a share of Common Stock on the date on which such Option is granted, other than assumptions in accordance with a corporate acquisition or merger as described in Section 3.

(b) Term and Exercise of Options

(1) Each Option shall become vested and exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on or after the date such Option is granted; provided, however that no Option shall be exercisable after the expiration of ten years from the date such Option is granted; and, provided, further, that each Option shall be subject to earlier termination, expiration, or cancellation as provided in the Plan or the Award Agreement.

(2) Each Option shall be exercisable in whole or in part; provided, however that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000 (unless waived by the Committee). The partial exercise of an Option shall not cause the expiration, termination, or cancellation of the remaining portion thereof.

(3) An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

(c) Special Rules for Incentive Stock Options

(1) The aggregate Fair Market Value of shares of Common Stock with respect to which “incentive stock options” (within the meaning of section 422 of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or any of its “subsidiaries” (within the meaning of section 424 of the Code) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such stock option is granted. In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such incentive stock options exceeds $100,000, then incentive stock options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be non-qualified stock options, but all other terms and provisions of such stock options shall remain unchanged. In the absence of such regulations (and authority), or in the event such regulations (or authority) require or permit a designation of the Options which shall cease to constitute incentive stock options, incentive stock options granted hereunder shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be non-qualified stock options, but all other terms and provisions of such stock options shall remain unchanged.

(2) Incentive stock options may only be granted to individuals who are employees of the Company. No incentive stock option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined Voting Power of all classes of stock of the Company or any of its “subsidiaries” (within the meaning of section 424 of the Code), unless (i) the exercise price of such incentive stock option is at least 110 percent of the Fair Market Value of a share of Common Stock at the time such incentive stock option is granted and (ii) such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.

7. Other Stock-Based Awards

The Committee may from time to time grant equity-based or equity-related awards not otherwise described herein in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units, or share-denominated performance units, (iv) be designed to comply with applicable laws of jurisdictions other than the United States, and (v) be designed to qualify as Performance-Based Compensation; provided, that each Other Stock-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified at the time of the grant of such Stock Incentive Award.

8. Performance-Based Compensation

(a) Calculation

The amount payable with respect to a Stock Incentive Award that is intended to qualify as Performance-Based Compensation shall be determined in any manner permitted by section 162(m) of the Code.

(b) Discretionary Reduction

Unless otherwise specified in the Award Agreement, the Committee may, in its discretion, reduce or eliminate the amount payable to any Participant with respect to the Stock Incentive Award, based on such factors as the Committee may deem relevant, but the Committee may not increase any such amount above the amount established in accordance with the relevant Performance Schedule. For purposes of clarity, the Committee may exercise the discretion provided for by the foregoing sentence in a non-uniform manner among Participants.

(c) Performance Measures

The performance goals upon which the payment or vesting of any Stock Incentive Award (other than Options and stock appreciation rights) that is intended to qualify as Performance-Based Compensation depends shall (a) be objective business criteria and shall otherwise meet the requirements of section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain” at the time of grant and (b) relate to one or more of the following Performance Measures: market price of the Common Stock, net earnings, earnings before or after any or all of interest, taxes, depreciation, and amortization, net income (including, net income or operating income), cash flow (including, operating cash flow, free cash flow, and cash flow return on capital), cash position, cash valued added, customer satisfaction or growth measures, safety, revenues (including net revenues, net revenue growth or gross revenue), enterprise value, financial return ratios, market performance, margins (including gross margins or operating margins), productivity or efficiency ratios, costs, profits (including net profits, net operating profits, gross profit, gross profit growth, and profit returns or margins), earnings per share, stock price, working capital turnover and targets, total shareholder return, economic value added or other value added measurements, return on assets, return on capital or invested capital, return on equity, return on sales, new product innovation, product release schedules or ship targets, product cost reduction, inventory or supply chain management activities, and budget and expense management.

A Performance Measure (i) may relate to the performance of the Participant, the Company, a Subsidiary, any business group, business unit, or other subdivision of the Company, or any combination of the foregoing, as the Committee deems appropriate and (ii) may be expressed as an amount, as an increase or decrease over a specified period, as a relative comparison to the performance of a group of comparator companies or a published or special index, or any other measure of the selected performance criteria, as the Committee deems appropriate. The measurement of any Performance Measure shall exclude the impact positive and/or negative of unusual and/or infrequently occurring items or expenses; charges for restructurings; discontinued operations; acquisitions or divestitures; the cumulative effect of changes in accounting treatment; changes in tax laws, accounting standards or principles or other laws or regulatory rules affecting reporting results; any impact of impairment of tangible or intangible assets; any impact of the issuance or repurchase of equity securities and/or other changes in the number of outstanding shares of any class of the Company’s equity securities; any gain, loss, income, or expense attributable to acquisitions or dispositions of stock or assets; stock-based compensation expense; asset write-downs, in-process research and development expense; gain or loss from all or certain claims and/or litigation and insurance recoveries; foreign exchange gains and losses; any impact of changes in foreign exchange rates and any changes in currency; a change in the Company’s fiscal year; and any other items, each determined in accordance with United States generally accepted accounting principles and as identified in the Company’s audited financial statements, including the notes thereto.

(d) Performance Schedules

Within ninety days after the beginning of a Performance Period, and in any case before twenty-five percent of the Performance Period has elapsed, the Committee shall establish (a) Performance Targets for such Performance Period, (b) Target Awards for each Participant, and (c) Performance Schedules for such Performance Period.

(e) Committee Discretion

Nothing in this Plan is intended to limit the Committee’s discretion to adopt conditions with respect to any Stock Incentive Award that is not intended to qualify as Performance-Based Compensation that relate to performance other than the Performance Measures. Furthermore, nothing in this Plan shall be construed to require the Committee to grant any Award intended to qualify as Performance-Based Compensation. The Committee may, subject to the terms of the Plan, amend previously granted Stock Incentive Awards in a way that disqualifies them as Performance-Based Compensation.

(f) Committee Determinations

Determinations by the Committee as to the establishment of Performance Measures, the level of actual achievement of Performance Targets, and the amount payable with respect to a Stock Incentive Award intended to qualify as Performance-Based Compensation shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under section 162(m) of the Code, prior to settlement of each such Stock Incentive Award granted to a Covered Employee, that the Performance Targets and other material terms upon which settlement of the Stock Incentive Award was conditioned have been satisfied.

9. Adjustment upon Certain Changes

Subject to any action by the shareholders of the Company required by law, applicable tax rules or the rules of any exchange on which shares of common stock of the Company are listed for trading:

(a) Shares Available for Grants

In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination, or exchange of shares or similar corporate change, the maximum aggregate number or type of shares of Common Stock with respect to which the Committee may grant Stock Incentive Awards, the maximum number of shares of Common Stock that may be covered by Options that are designated as “incentive stock options” within the meaning of section 422 of the Code and the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Stock Incentive Awards to any individual Participant in any year and to any non-employee director shall be appropriately adjusted or substituted by the Committee. In the event of any change in the type or number of shares of Common Stock of the Company outstanding by reason of any other event or transaction, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments to the type or number of shares of Common Stock with respect to which Stock Incentive Awards may be granted.

(b) Increase or Decrease in Issued Shares Without Consideration

In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed appropriate by the Committee, adjust the type or number of shares of Common Stock subject to each outstanding Stock Incentive Award and the exercise price per share of Common Stock of each such Stock Incentive Award.

(c) Certain Mergers and Other Transactions

In the event of any merger, consolidation, or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, adjust each Stock Incentive Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Stock Incentive Award would have received in such merger or consolidation.

In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation, or similar transaction involving the Company in which the holders of shares of Common Stock receive securities and/or other property, including cash, other than shares of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, have the power to:

(i) cancel, effective immediately prior to the occurrence of such event, each Stock Incentive Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Stock Incentive Award was granted an amount in cash, for each share of Common Stock subject to such Stock Incentive Award, equal to the value, as determined by the Committee, of such Stock Incentive Award, provided that with respect to any outstanding Option such value shall be equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Option; or

(ii) provide for the exchange of each Stock Incentive Award (whether or not then exercisable or vested) for a Stock Incentive Award with respect to (A) some or all of the property which a holder of the number of shares of Common Stock subject to such Stock Incentive Award would have received in such transaction or (B) securities of the acquiror or surviving entity and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price of the Stock Incentive Award, or the number of shares or amount of property subject to the Stock Incentive Award or provide for a payment (in cash or other property) to the Participant to whom such Stock Incentive Award was granted in partial consideration for the exchange of the Stock Incentive Award.

(d) Other Changes

In the event of any change in the capitalization of the Company, corporate change, corporate transaction or other event other than those specifically referred to in Sections 9(a), (b) or (c), the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares subject to Stock Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Stock Incentive Awards as the Committee deems appropriate.

(e) No Other Rights

Except as expressly provided in the Plan or any Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividends or dividend equivalents, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Stock Incentive Award.

(f) Savings Clause

No provision of this Section 9 shall be given effect to the extent that such provision would cause any tax to become due under section 409A of the Code.

With respect to Stock Incentive Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no provision of this Section 9 shall be given effect to the extent that such provision would cause such Stock Incentive Award to fail to so qualify as Performance-Based Compensation under section 162(m) of the Code unless the Committee expressly acknowledges and affirms such consequences.

10. Change-in-Control; Termination of Employment

(a) Change-in-Control

The consequences of a Change-in-Control, if any, will be set forth in the Award Agreement in addition to what is provided in Section 10 hereof.

(b) Termination of Employment

(1) Except as to any awards constituting stock rights subject to section 409A of the Code, termination of Employment shall mean a separation from service within the meaning of section 409A of the Code, unless the Participant is retained as a consultant pursuant to a written agreement and such agreement provides otherwise. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of Employment, provided that a Participant who is an employee will not be deemed to cease employment in the case of any leave of absence approved by the Company. Furthermore, no payment shall be made with respect to any Stock Incentive Awards under the Plan that are subject to section 409A of the Code as a result of any such authorized leave of absence or absence in military or government service unless such authorized leave or absence constitutes a separation from service for purposes of section 409A of the Code and the regulations promulgated thereunder.

(2) Unless otherwise specified in the Award Agreement, no Stock Incentive Award will continue to vest after termination of Employment and the consequences with respect to any Option of the termination of Employment of the Participant holding the Option shall be as follows:

(i) If the Participant’s termination of Employment occurs prior to the Option’s expiration date, for any reason whatsoever other than death or authorized retirement (as defined in subparagraph (ii) below), any unexercised portion of the Award shall terminate automatically.

(ii) If a Participant retires upon reaching the Company’s normal retirement age or earlier, with the written consent of the Company, because of physical or mental disability (collectively, “authorized retirement”), any unexercised or unvested portion of the Option shall expire three months after the effective date of such authorized retirement. The Participant may exercise all or any vested portion of a Option from the date of his or her authorized retirement to three months thereafter.

(iii) If prior to the expiration date of the Option, the Participant dies while employed by the Company or its subsidiary or within three months of his or her authorized retirement, the Participant’s estate, heirs or legatees shall have the privilege of exercising all or part of the unexercised Option within six months after the Participant’s death.

Nothing contained in this Section shall extend the time for exercising all or any part of the then unexercised portion of an Option.

11. Rights Under the Plan

No Person shall have any rights as a shareholder with respect to any shares of Common Stock covered by or relating to any Stock Incentive Award until the date of the issuance of such shares on the books and records of the Company. Except as otherwise expressly provided in Section 9 hereof, no adjustment of any Stock Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in this Section 11 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock if it were issued or outstanding, or from granting rights related to such dividends.

The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

12. No Special Employment Rights; No Right to Stock Incentive Awards

(a) Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her Employment by the Company or interfere in any way with the right of the Company at any time to terminate such Employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of a Stock Incentive Award.

(b) No person shall have any claim or right to receive a Stock Incentive Award hereunder. The Committee’s granting of a Stock Incentive Award to a Participant at any time shall neither require the Committee to grant a Stock Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

13. Securities Matters

(a) The Company shall be under no obligation to affect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or local laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements, and representations, and that any related certificates representing such shares bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b) The exercise or settlement of any Stock Incentive Award (including, without limitation, any Option) granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any securities exchange on which shares of Common Stock are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise or settlement of a Stock Incentive Award granted hereunder in order to allow the issuance of shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state or local securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise or settlement of a Stock Incentive Award granted hereunder. During the period that the effectiveness of the exercise of a Stock Incentive Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14. Withholding Taxes

(a) Cash Remittance

Whenever withholding tax obligations are incurred in connection with any Stock Incentive Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state, and local withholding tax requirements, if any, attributable to such event. In addition, upon the exercise or settlement of any Stock Incentive Award in cash, or the making of any other payment with respect to any Stock Incentive Award (other than in shares of Common Stock), the Company shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, settlement, or payment.

(b) Stock Remittance

At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Stock Incentive Award, the Participant may tender to the Company (including by attestation) a number of shares of Common Stock having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the minimum federal, state, and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.

(c) Stock Withholding

At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Stock Incentive Award, the Company shall withhold a number of such shares having a Fair Market Value determined by the Committee to be sufficient to satisfy the minimum federal, state, and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.

15. No Obligation to Exercise

The grant to a Participant of a Stock Incentive Award shall impose no obligation upon such Participant to exercise such Stock Incentive Award.

16. Transfers

Stock Incentive Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however that the Committee may permit Options or other Stock Incentive Awards that are not incentive stock options to be sold, pledged, assigned, hypothecated, transferred, or disposed of, on a general or specific basis, subject to such conditions and limitations as the Committee may determine. Upon the death of a Participant, outstanding Stock Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Stock Incentive Award, or the right to exercise any Stock Incentive Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Stock Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Stock Incentive Award.

17. Expenses and Receipts

The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Stock Incentive Award will be used for general corporate purposes.

18. Failure to Comply

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or any Award Agreement, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Stock Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

19. Relationship to Other Benefits

No payment with respect to any Stock Incentive Awards under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company except as otherwise specifically provided in such other plan.

20. Governing Law

The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

21. Severability

If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

22. Effective Date and Term of Plan

The Effective Date of the Plan is September 29, 2017, subject to the approval of the Plan by the shareholders of the Company. No grants of Stock Incentive Awards may be made under the Plan after September 29, 2027.

23. Amendment or Termination of the Plan

The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it or any Stock Incentive Award in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No provision of this Section 23 shall be given effect to the extent that such provision would cause any tax to become due under section 409A of the Code. Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, adversely affect the Participant’s rights under any previously granted and outstanding Stock Incentive Award. Nothing herein shall cause a Performance-Based Award to cease to qualify under section 162(m) of the Code unless the Committee expressly acknowledges and affirms such consequences in connection with this Section 23. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.